UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Philadelphia Consolidated Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
1. ELECTION OF DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
2. APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
3. APPROVAL OF THE PHILADELPHIA INSURANCE COMPANIES 2007 CASH BONUS PLAN
4. APPROVAL OF THE COMPANY’S AMENDED AND RESTATED NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
5. APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE FOR PURCHASE UNDER THE DIRECTORS STOCK PURCHASE PLAN
PROPOSALS OF SHAREHOLDERS
Exhibit A
Exhibit B

PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Holders of Common Stock:

The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. (the “Company”) will be held on April 27, 2007 at 10:00 A.M. at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania for the following purposes:

(1) To elect ten Directors;

(2) To vote on the approval of the appointment of the Company’s independent registered public accounting firm for the year 2007;

(3) To vote on the adoption of the Philadelphia Insurance Companies 2007 Cash Bonus Plan;

(4) To vote on the adoption of the Company’s Amended and Restated Non-Qualified Employee Stock Purchase Plan;

(5) To vote on an amendment to the Directors Stock Purchase Plan to increase the number of shares subject to purchase under the Plan from 75,000 to 125,000 shares; and

(6) To consider such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 21, 2007 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Craig P. Keller
Secretary

April 2, 2007

PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania on April 27, 2007 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed proxy are being sent to shareholders of the Company on or about April 2, 2007.

Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors’ recommendations on each proposal.

The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. You have four voting options:

•	Internet: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, do not return your proxy card.

•	Telephone: You can vote by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote over the telephone, do not return your proxy card.

•	Proxy Card: You can vote by signing, dating and mailing your proxy card in the postage-paid envelope provided.

•	Vote in Person: You can attend the Annual Meeting and vote at the meeting.

If a proxy is properly submitted by any of these methods, and is not subsequently revoked, shares will be voted in accordance with the instructions.

In the absence of instructions, executed proxies will be voted “FOR” the ten nominees for the Board of Directors; “FOR” the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2007; “FOR” the approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan; “FOR” the approval of the Company’s Amended and Restated Non-Qualified Employee Stock Purchase Plan; and “FOR” the approval of an amendment to the Company’s Directors Stock Purchase Plan to increase the number of shares subject to purchase under the Plan from 75,000 to 125,000 shares.

Shareholders of record at the close of business on March 21, 2007 are entitled to vote at the meeting. On March 21, 2007, the Company had outstanding 71,212,845 shares of common stock, no par value. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. As to each proposal, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.

Directors will be elected by a plurality of the votes cast. As to the other proposals, the affirmative vote of a majority of the votes cast at the meeting by shareholders entitled to vote shall constitute approval by the shareholders.

The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $85,000. The Company will pay all costs of solicitation.

1.	ELECTION OF DIRECTORS

The Board of Directors has nominated for election the ten persons named below, to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director

The names and ages of the nominees, their principal occupations, length of service as Directors of the Company, and certain other biographical information are set forth below:

JAMES J. MAGUIRE, age 73, has served as Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. He previously served as Chief Executive Officer of the Company and subsidiaries since their formation until October 2002. Mr. Maguire also previously served as President of the Company until October 1999. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration. Mr. Maguire is a member of the Board of Managers of Beneficial Savings Bank.

JAMES J. MAGUIRE, JR., age 46, joined the Company in 1996 and has served on the Board of Directors since 1997. He has served as Chief Executive Officer since October 2002 and as President since October 1999. Prior to his appointment as Chief Executive Officer, Mr. Maguire, Jr. served as Executive Vice President and Chief Operating Officer, and Vice President of Underwriting for the Company. Mr. Maguire, Jr. serves as a trustee of Saint Joseph’s University. Mr. Maguire, Jr. is the son of Mr. James J. Maguire and a first cousin of Mr. Sean S. Sweeney.

SEAN S. SWEENEY, age 49, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He has served as Executive Vice President, Director of Marketing since October 1998. He served as Senior Vice President, Director of Marketing for the Company from 1987 until his appointment as Executive Vice President. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and Sales Representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire, and a first cousin of Mr. James J. Maguire, Jr.

AMINTA HAWKINS BREAUX, Ph.D., age 48, has served on the Board of Directors of the Company since October 2005. Dr. Breaux has held various administrative positions in higher education for over twenty years. She is currently Dean of Students at University of the Sciences in Philadelphia (USP). She has served in that capacity since January 2000. Prior to joining USP, she was Assistant Provost at Drexel University in Philadelphia, Pa. She also is a member of the Board of Directors of Children’s Hospital of Philadelphia, and a Director of Philadelphia Academies, Inc.

MICHAEL J. CASCIO, age 51, has served on the Board of Directors of the Company since February 2003. Mr. Cascio has served as a consultant to Kingsway Financial, an insurance business, since June 2003. Previously, Mr. Cascio served as President and CEO of Overseas Partners US Reinsurance Company from 2001 until November 15, 2003. Prior to his appointment as President and CEO of Overseas Partners US Reinsurance Company, Mr. Cascio served as Executive Vice President and Chief Underwriting Officer for

Overseas Partners Ltd. from 2000 to 2001, Executive Vice President, Chief Underwriting Officer for Greenwich Re from 1998 to 1999, and Senior Vice President, Chief Underwriting Officer for Stockton Re from 1994 to 1998. Mr. Cascio is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and has over 25 years of experience in the insurance industry, with concentration in the actuarial, underwriting and reinsurance areas.

ELIZABETH H. GEMMILL, age 61, has served on the Board of Directors of the Company since October 2000. Ms. Gemmill has served as Chairperson of the Board of Philadelphia University since June 1998 and President of the Warwick Foundation, a private family foundation that provides grants to not-for-profit organizations, since January 1999. Ms. Gemmill previously served as Vice President and Secretary of the Tasty Baking Company from 1988 to 1999. Ms. Gemmill serves as a director of Universal Display Corporation, a technology research and development company, and a member of the Board of Managers of Beneficial Savings Bank.

MICHAEL J. MORRIS, age 72, has served on the Board of Directors of the Company since April 2006. Mr. Morris previously served as a member of the Board of Directors from October 1993 to February 7, 2006. Mr. Morris served as Chairperson and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank and a director and the Chairperson of the Audit Committee of Met-Pro Corp., a pollution control and fluid handling company.

SHAUN F. O’MALLEY, age 71, has served on the Board of Directors of the Company since April 2006. Mr. O’Malley has served as lead director of the Board of Freddie Mac since 2003, and has been a director of Freddie Mac since 2001. Mr. O’Malley is also a member of Freddie Mac’s audit committee. Mr. O’Malley retired from Price Waterhouse LLP in 1995, where he was Chairman and Senior Partner from 1988 to 1995. He also was president of the Financial Accounting Foundation from 1990 to 1992. Mr. O’Malley serves on the Board of Directors of Horace Mann Educators Corporation and Polymedix, Inc., an emerging biotechnology company, and serves as chairman of the Audit Committee for Horace Mann Educators Corporation.

DONALD A. PIZER, age 62, has served on the Board of Directors of the Company since March 2004. Mr. Pizer served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003. Prior to his retirement, Mr. Pizer was the Associate National Director of Financial Services Industry Services for Ernst & Young LLP and worked principally in their assurance and advisory business services.

RONALD R. ROCK, age 47, has served on the Board of Directors of the Company since February 2006. Mr. Rock is founder and has been CEO of Knowledge Rules, Inc., a provider of Business Process Management initiatives to banking and insurance enterprises, since February 2002. Previously, Mr. Rock was Senior Vice President of Business Development and Marketing at Pegasystems, a business process and customer relationship management software development company.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent”, in compliance with the rules of The Nasdaq Stock Market (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepted, or has a family member who accepted, any compensation from the Company or any parent or subsidiary of the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (1) compensation for Board or Board committee service, (2) compensation paid to a family member who is an employee (other than an executive officer) of the Company or a parent or subsidiary of the Company, or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm, or was a partner or employee of the Company’s independent registered public accounting firm, who worked on the Company’s audit at any time during the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Ms. Breaux, Mr. Cascio, Ms. Gemmill, Mr. Morris, Mr. O’Malley, Mr. Pizer, and Mr. Rock. As part of the Board’s process in making such determination, each such director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ms. Mattix and Mr. Stuurop, who served as directors during a portion of 2006, were also determined to be “independent” directors of the Company.

Independent Directors

The Company’s Board of Directors has determined that a majority of its members meet Nasdaq’s standards for independence. See “Director Independence” above. The Company’s independent directors will meet in executive session at least twice during 2007.

Audit Committee

The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of audit committee members by Nasdaq and applicable United States Securities and Exchange Commission (“SEC” or the “Commission”) rules. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and comprehensive income, and cash flow statement, and (iii) Donald A. Pizer, who previously served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003, is an Audit Committee financial expert. The Board made a qualitative assessment of Mr. Pizer’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for changes, as appropriate. The charter is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Committee Composition and Charters: Audit Committee: Audit Committee Charter, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Secretary.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions required to be disclosed under Section 404 of Regulation S-K for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Compensation Committee

All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The Compensation Committee has a charter, which may be found at www.phly.com under Investor Center: Corporate Governance: Committee Composition and Charters: Compensation Committee: Compensation Committee Charter. Copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Secretary.

See the section below captioned “Compensation Discussion and Analysis” for a discussion of certain processes and procedures for the consideration and determination of compensation of the Company’s executives and directors.

The Compensation Committee has delegated limited authority to a Management Committee, which is currently comprised of the CEO and Senior Vice President-Corporate Operations and Human Resources, to make certain “off-cycle” equity grants outside of the annual equity grant process to employees who are not executive officers. These grants are subject to such guidelines as may be established by the Compensation Committee in connection with new hires, retention awards and promotions. Any awards made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled meeting following such award.

The Compensation Committee has also delegated authority to the Company’s Chief Executive Officer to determine bonuses for the officer levels below Executive Vice President not to exceed a total bonus amount for these officers established by the Compensation Committee.

Governance and Nominating Committee

All members of the Governance and Nominating Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. The Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The charter is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Committee Composition and Directors: Governance and Nominating Committee: Governance and Nominating Committee Charter, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Secretary.

As part of its duties, the Committee develops and recommends to the Board corporate governance principles. The Committee also identifies and recommends individuals for Board membership. To be considered for membership on the Board a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

In connection with each of the Company’s annual meetings of shareholders, the Committee will consider candidates for director recommended by any shareholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the shareholders meeting. Such recommendation must be made by written notice addressed to the Secretary of the Company given no more than 120 days and no less than 90 days prior to the anniversary date of the last annual meeting of shareholders. Consequently, any such recommendation for consideration by the Committee with respect to the Company’s 2008 annual meeting of shareholders must be made no earlier than December 29, 2007 or later than January 28, 2008.

Once the Governance and Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.

All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Governance and Nominating Committee for election by shareholders at this Annual Meeting.

Code of Conduct

The Company has adopted a Code of Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all directors, officers and employees, including the principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is available on the Company’s web site, www.phly.com under Investor Center: Corporate Governance: Code of Conduct, and copies can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Secretary.

Communication With the Board of Directors

A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by sending such communication in writing addressed to such directors or director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board will be relayed to the intended Board member(s).

Additional Information Regarding the Board

Meetings.  During 2006, the Board of Directors met four times. Each director attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such director served.

Board Committees.  The Audit Committee met eight times in 2006. The Audit Committee consists of Mr. Pizer (Chairperson), Ms. Gemmill and Mr. Morris. Among other duties, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm; reviews and recommends action by the Board regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.

The Compensation Committee met five times in 2006. The Compensation Committee consists of Mr. Cascio (Chairperson), Ms. Breaux and Mr. O’Malley. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, determines, and in certain cases recommends to the Board of Directors for approval, compensation of principal officers, and administers the Company’s various compensation plans.

The Investment Committee met four times in 2006 and is responsible for monitoring investment policy and activities of the Company. The Investment Committee consists of Ms. Gemmill (Chairperson), Messrs. Maguire, Maguire, Jr., Rock and Sweeney.

The Governance and Nominating Committee met two times in 2006 and consists of Mr. Morris (Chairperson), Mr. O’Malley, and Mr. Rock. Among other duties, the Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board.

The Company does not have a policy with regard to Board members attendance at annual shareholder meetings. Ten of the Company’s eleven directors who then comprised the Board attended the 2006 Annual Meeting of Shareholders.

The information in the sections of this Proxy Statement captioned “Director Independence”, “Independent Directors” and “Related Party Transactions” are incorporated in this section by reference.

Related Party Transactions

During 2006, Messrs. James J. Maguire, Jr., Sean S. Sweeney and Christopher J. Maguire purchased 100,000, 3,000 and 50,000 shares of the Company’s common stock, respectively, under the terms of the Company’s Non-Qualified Employee Stock Purchase Plan for a purchase price of $3,345,000, $100,350 and $1,672,500, respectively. Under the terms of the Plan, which is open to all salaried employees of the Company, the purchase price of the stock was the lesser of 85% of the fair market value of the shares on the first business day of the 30 day offering period during which the stock could be purchased under the Plan or the date the shares were purchased. The purchase price of the shares represented a discount of $1,110,000, $33,300 and $555,000 from the market value at the time of purchase by James J. Maguire, Jr., Sean S. Sweeney and Christopher J. Maguire, respectively. Also during 2006, Mr. Sweeney purchased 733 shares of the Company’s common stock under the terms of the Company’s Qualified Employee Stock Purchase Plan, which is open to all salaried employees of the Company, for a purchase price of $20,400. The purchase price of the shares represented a discount of $3,600 from the market value at the time of purchase by Mr. Sweeney.

Mr. Timothy J. Maguire, the son of Mr. James J. Maguire and the brother of Messrs. James J. Maguire, Jr. and Christopher J. Maguire, is an employee of the Company. During 2006, Mr. Timothy J. Maguire purchased 150,000 shares of the Company’s common stock under the terms of the Company’s Non-Qualified Employee Stock Purchase Plan for a purchase price of $5,017,500. The purchase price of the shares represented a discount of $1,665,000 from the market value at the time of purchase by Mr. Timothy J. Maguire. Mr. Timothy J. Maguire has incurred indebtedness to the Company in connection with this purchase and a prior purchase of shares of the Company’s common stock under the Company’s Non-Qualified Employee Stock Purchase Plan, as permitted by the terms of such Plan. Such indebtedness is payable in equal annual installments over a nine year period. The largest aggregate principal amount of such indebtedness during 2006 was $5,721,700, and as of March 15, 2007, the aggregate principal amount of such indebtedness outstanding was $5,721,700. There were no principal or interest payments during 2006 on the indebtedness. The indebtedness is interest free, except after failure to timely pay principal or interest due on the indebtedness. Interest accrues on any payment not paid within fifteen days of the date due at three percentage points over the prime rate, as quoted in The Wall Street Journal. During 2006 Mr. Timothy J. Maguire earned $357,300 in salary and bonus. He also received fringe benefits typical for the Company’s employees of the same class.

Under the terms of the Stock Purchase Plans referred to above, all shares purchased under the Plans are restricted, and may not be sold, transferred or made subject to any lien for a period of five years (or, in the case of the Qualified Employee Stock Purchase Plan, two years), measured from the first day of the applicable offering period. If an employee ceases to be employed by the Company or any of its subsidiaries on account of the employee’s retirement, death or disability, the employee (or, in the case of the employee’s death, the employee’s beneficiary if one has been designated, or the employee’s estate otherwise) will be entitled to the shares held in the employee’s investment account maintained under the Plans for these purposes, provided that any payment obligation of the employee with respect to such shares is satisfied. In those events, the Company’s right to repurchase during the five-year “restricted period” for the lesser of the purchase price or current fair market value will lapse with respect to such an employee’s shares. If an employee ceases to be employed by the Company or any of its subsidiaries for any reason other than retirement, disability or death, any shares purchased under the Plans which have not been beyond the five-year “restricted period” may be repurchased by the Company for the lesser of the fair market value of the shares or the purchase price paid for the shares.

Management — Directors and Executive Officers

Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The nominees for Director and the Executive Officers of the Company are as follows:

Name	Age	Position

James J. Maguire	73	Chairman of the Board of Directors
James J. Maguire, Jr.	46	Director, President and Chief Executive Officer
Sean S. Sweeney	49	Director, Executive Vice President
Aminta Hawkins Breaux	48	Director
Michael J. Cascio	51	Director
Elizabeth H. Gemmill	61	Director
Michael J. Morris	72	Director
Shaun F. O’Malley	71	Director
Donald A. Pizer	62	Director
Ronald R. Rock	47	Director
Craig P. Keller	56	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
Christopher J. Maguire	42	Executive Vice President
T. Bruce Meyer	52	President and Chief Executive Officer, Liberty American Insurance Group

See “Nominees for Director” for the biographies of the Directors.

CRAIG P. KELLER, age 56, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in 1993, Treasurer in 1997, Senior Vice President in 1999 and Executive Vice President in 2003.

CHRISTOPHER J. MAGUIRE, age 42, joined the Company in 1987. He has served as Executive Vice President and Chief Underwriting Officer since February 2003. Prior to his appointment as Executive Vice President in February 2003, he served as Senior Vice President, Chief Underwriting Officer from 2000 to 2003 and Vice President-Underwriting from 1997 to 2000. Mr. Maguire was previously employed by the Company as Assistant Vice President and in various underwriting positions. Mr. Maguire is the son of James J. Maguire, the brother of James J. Maguire, Jr. and a first cousin of Sean S. Sweeney.

T. BRUCE MEYER, age 52, joined the Company in 1999 upon the acquisition of the Liberty American Insurance Group. He currently serves as President and Chief Executive Officer of Liberty American Insurance Group. Prior to his appointment as President and Chief Executive Officer of Liberty American Insurance Group in October 2005, he served as Chief Financial Officer of Liberty American Insurance Group and was appointed Assistant Secretary in 2000 and Senior Vice President in 2001.

The information in the sections of this Proxy Statement captioned “Section 16(a) Beneficial Ownership Reporting Compliance”, “Code of Conduct”, “Additional Information Regarding the Board — Board Committees” (the first paragraph thereof) and “Audit Committee” are incorporated in this section by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 21, 2007 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s directors, nominees for directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 21, 2007 with respect to any shares.

	Shares		Percent
	Beneficially		Beneficially
Name(1)	Owned(2)		Owned

James J. Maguire	10,892,907	(3)	15.3%
James J. Maguire, Jr.	1,838,287	(4)	2.6%
Frances M. Maguire	8,728,926	(5)	12.3%
Aminta Hawkins Breaux	1,919		*
Michael J. Cascio	10,493		*
Elizabeth H. Gemmill	18,303		*
Michael J. Morris	15,882		*
Shaun F. O’Malley	2,391		*
Donald A. Pizer	3,202		*
Ronald R. Rock	1,992		*
Sean S. Sweeney	377,961	(6)	*
Craig P. Keller	15,720		*
Christopher J. Maguire	1,233,068	(7)	1.7%
T. Bruce Meyer	6,149		*
EARNEST Partners, LLC	7,139,095	(8)	10.0%
FMR Corp.	5,815,818	(9)	8.2%
All Directors and Executive Officers as a Group (13 persons)	14,418,274		19.9%

*	Less than 1%

(1)	The named shareholders’ business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that the business address of EARNEST Partners, LLC is 1180 Peachtree Street, NE, Suite 2300, Atlanta, GA 30309; and the business address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Of these shares, 5,251,500 are owned jointly by Mr. Maguire and his wife Frances M. Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; 774,798 shares are owned by The Maguire Foundation, of which Mr. Maguire is co-director with his wife and shares voting and investment power with his wife for such shares; 139,500 shares are pledged to Mr. Maguire by his children, as to which Mr. Maguire has the voting power; and 588,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 588,000 shares owned of record by his wife.

Of these shares, 3,597,748 shares were pledged as of March 20, 2007 in connection with margin loans made by a broker. As of such date, 564,538 shares were required to have been pledged to cover the margin loan balance.

(4)	Of these shares, 332,448 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr.; 603,396 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts; and 465,000 shares are subject to currently outstanding options exercisable on or before 60 days from March 21, 2007.

Of these shares, 749,512 shares were pledged as of March 20, 2007 in connection with margin loans made by a broker. As of such date, 609,361 shares were required to have been pledged to cover the margin loan balance.

(5)	Of these shares, 989,836 are owned in a trust established by Mr. James J. Maguire of which Ms. Maguire is sole trustee and possesses sole voting and investment power with respect to such shares; 1,124,792 shares are in trusts for the children of Mr. and Mrs. James J. Maguire, of which Ms. Frances Maguire is deemed to be beneficial owner of such shares because she has shared voting and investment power of such shares as co-trustee of these trusts; 5,251,500 shares are owned jointly by Ms. Maguire and her husband James J. Maguire, as to which Ms. Maguire shares the voting and investment power with her husband; and 774,798 shares are owned by The Maguire Foundation, of which Ms. Maguire is co-director with her husband, and shares voting and investment power with her husband for such shares.

Of these shares, 4,343,708 shares were pledged as of March 20, 2007 in connection with margin loans made by a broker. As of such date, 1,146,787 shares were required to have been pledged to cover the margin loan balance.

(6)	Shares beneficially owned include 105,000 shares subject to currently outstanding options exercisable on or before 60 days from March 21, 2007.

(7)	Shares beneficially owned include 491,448 shares subject to currently outstanding options exercisable on or before 60 days from March 21, 2007 and 299,448 shares held by a trust for Mr. Maguire as to which he has shared voting and investment power. These 299,448 shares are pledged to an investment banking firm to secure the obligations to such firm of a trust for Mr. Maguire, of which he is a co-trustee, in connection with a forward transaction entered into in 2006 by the trust with such firm.

(8)	According to the Schedule 13G filed in February 2007 with the SEC by EARNEST Partners, LLC: EARNEST Partners, LLC has sole voting power with respect to 2,150,285 of such shares, shared voting power with respect to 2,445,330 of such shares and sole investment power with respect to 7,139,095 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(9)	According to the Schedule 13G filed in February 2007 with the SEC by FMR Corp.: FMR Corp. has sole voting power with respect to 681,987 of such shares and sole investment power with respect to 5,815,818 of such shares; and all of its shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, and various representations made to it by its directors and executive officers as to the filing of Forms 5, for the period January 1, 2006 through December 31, 2006 the Company believes that all filing requirements applicable to its executive officers and directors were complied with, except for: one late filing of a Form 4 in connection with one transaction for each of Messrs. Maguire, Jr., Sweeney, Keller, Christopher J. Maguire, Meyer, Ms. Breaux, Mr. Cascio, Ms. Gemmill, Ms. Mattix, and Messrs. Pizer, Rock and Stuurop; two late filings of a Form 4 in connection with one transaction for Mr. Morris; and two late filings of a Form 4 in connection with a total of three transactions for Mr. James J. Maguire.

Executive Compensation

Compensation Discussion and Analysis

Overview

During the last several years we have experienced very significant growth in our operations, net income, revenue and stock price. As we have grown into a larger organization, the Compensation Committee of our Board of Directors has implemented a compensation program for senior executives that is competitive with similarly sized insurance companies and rewards executives for their performance. The Compensation Committee has increased annual salaries for our executive officers and granted stock options, stock appreciation rights and other equity incentives that recognize the excellent performance of our business and help to align the interests of our executives with those of our shareholders. It also establishes performance goals in connection with annual bonuses.

Unless we specifically state otherwise, this Compensation Discussion and Analysis relates to the compensation earned by our “named executive officers,” which we also refer to as “NEOs”, for 2006. Our NEOs are James J. Maguire, Jr., our Chief Executive Officer, or CEO, James J. Maguire, our Chairman, Craig P. Keller, our Chief Financial Officer, or CFO, and Executive Vice President, and Sean S. Sweeney and Christopher J. Maguire, Executive Vice Presidents.

Compensation Philosophy and Objectives

We have a “pay-for-performance” philosophy which seeks to provide a compensation program that attracts, motivates and retains key executives, delivers rewards for high levels of performance and includes consequences for underperformance. We tie a significant portion of the NEOs’ compensation to the achievement of both short term and long term financial objectives. We are committed to a strong link between stated goals, which are reviewed and approved by the Compensation Committee, and our compensation program. The Compensation Committee designed a significant portion of the compensation program so that executives’ compensation opportunity is related to our stock performance and other financial metrics that the Compensation Committee believes influence the creation of long term shareholder value.

Under this approach, we provide (1) annual base salaries that in part recognize the value an employee has to us and (2) annual bonus opportunities for NEOs and other officers that reward them for our achievement of specified financial metrics that reflect the success of our operations and for the achievement by the NEOs and other officers of a number of individual, personal goals. We also make equity based awards to NEOs and other officers in order to link their ability to increase their net worth with the success of our stock performance, and to encourage retention by providing for multiple-year cliff vesting schedules. Finally, we offer retirement and other benefit plans that are available to our executives and other employees to provide for some measure of financial security, such as medical insurance and 401(k) savings plans, as well as benefits intended to provide for work life/ balance, such as paid holidays and vacation time.

Role of the Compensation Committee in Compensation Matters

The Compensation Committee’s purposes include (1) the establishment and implementation of policies and programs relating to the compensation of our officers, (2) the determination, in some cases with the approval of our Board of Directors, of the amount and mix of the compensation of the NEOs and other executive officers, and (3) the evaluation of the performance of those officers.

The Compensation Committee annually reviews and approves the corporate goals that relate to the compensation of the NEOs and evaluates whether the performance goals have been met in determining those officers’ compensation. The Compensation Committee considers our performance in relation to similar incentive awards to CEOs and officers of comparable companies, internal pay equity and any other factors that the Compensation Committee deems appropriate.

If the provisions of any compensation plan or any regulatory requirement applicable to executive compensation that is intended to qualify as performance based compensation under applicable regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended, also referred to as the “Code,” require that the Compensation Committee alone take any action or make any determination, then the Compensation Committee will make all applicable determinations and take all related actions in its sole discretion, and those determinations or actions will not require any approval by the Board of Directors. The Compensation Committee also makes recommendations to the Board of Directors in connection with the adoption of any new incentive compensation plans and equity based plans. The Compensation Committee reviews employee compensation policies and their impact on, and relation to, our culture. The members of the Compensation Committee are appointed by our Board of Directors and may be removed by the Board of Directors with or without cause.

Each member of the Compensation Committee is an independent director under applicable NASDAQ rules, a “non-employee director” under applicable SEC rules and an “outside director” under applicable IRS rules.

The Compensation Committee held five meetings during 2006.

Role of Executives in Establishing Compensation

The Compensation Committee believes that having the input of management is important to the overall effectiveness of our executive compensation program. The Chairman, CEO, CFO and the Senior Vice President — Operations and Human Resources are the primary representatives of management who interact with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and people strategies. These officers also attend Compensation Committee meetings when appropriate to participate in the presentation of materials and discussion of management’s views on compensation issues.

The Compensation Committee relies on the CEO for input on the performance of the executive team and individual executives, and for recommendations on various compensation awards for executives other than the CEO. The Chairman makes recommendations to the Compensation Committee with respect to the compensation of the CEO. In addition, in January 2007, the Compensation Committee delegated to the CEO authority to determine bonuses for the officer levels below Executive Vice President not to exceed a total bonus amount for these officers established by the Compensation Committee.

Compensation Consultant and Benchmarking of Compensation

The Compensation Committee has sole discretion to decide whether to retain an advisor. The Compensation Committee has retained Hay Group, a human resources and compensation consulting firm, to work at the direction of the committee as its independent advisor on executive compensation. The Compensation Committee Chairperson works directly with Hay Group to determine the scope of the work needed to assist the committee in its decision making processes. Hay Group meets with the Compensation Committee to review issues and provide input on plan design and alternatives and interacts with Compensation Committee members, the CEO and other members of senior management to facilitate the development of our executive compensation strategy and approach to determining compensation levels.

Hay Group prepares competitive pay analyses regarding both peer groups and the broader market, and provides percentile rank information on our asset size, revenues, and market capitalization as compared to the peer group. Hay Group attends Compensation Committee meetings, as needed, and the Compensation Committee’s executive sessions to present and discuss this market data and to advise the Compensation Committee on the level and design of compensation programs for the executive officers. In addition, with the approval of the Compensation Committee, Hay Group works with our management team on broad-based compensation design issues and overall executive compensation strategy.

In November 2005, the Compensation Committee retained Hay Group to identify current trends and best practices in incentive compensation, review our long term incentive practices, suggest alternatives to stock options as long term incentives and advise the committee on the relative advantages and disadvantages of each of the identified alternatives. The Compensation Committee also asked Hay Group to recommend a peer group of other insurance companies for compensation comparison purposes. The Compensation Committee reviewed and approved the use of the peer group shown below for purposes of setting 2006 compensation. While some of these companies are in the NASDAQ Insurance Stocks Index and some are not, the Compensation Committee selected them for the peer group because they were considered comparable to us, either in terms of revenue size, asset size or market capitalization, or because they are in lines of business related to our business, or because we compete with them for both talent and business.

The companies in the peer group are:

•	Alfa Corp.

•	Argonaut Group Inc.

•	Aspen Insurance Group Inc.

•	Commerce Group Inc./MA

•	Erie Indemnity Co.

•	Harleysville Group Inc.

•	Infinity Property & Casualty Corp.

•	Max Re Capital Ltd.

•	Mercury General Corp.

•	Montpelier Re Holdings Ltd.

•	Navigators Group Inc.

•	Platinum Underwriters Holdings Ltd.

•	Proassurance Corp.

•	RLI Corp.

•	Selective Insurance Group Inc.

•	State Auto Financial Corp.

•	21st Century Insurance Group

•	UICI

•	United Fire & Casualty Co.

•	Zenith National Insurance Corp.

The 2006 total cash compensation (base salary and cash bonus) for the NEOs were below the median total cash compensation (base salary and cash bonus) for similarly placed executives in the peer group, and the NEOs’ 2006 equity based compensation was above the median of the equity based compensation for the same peer group executives.

Compensation Program

The principal components of our executive compensation program are:

•	annual base salary;

•	annual incentive bonuses;

•	long term incentive compensation, which may consist of stock appreciation rights, stock options, performance based share awards, restricted stock and other equity based awards; and

•	retirement and other benefits.

The Compensation Committee establishes the mix of these components so that the total is competitive with other insurance companies. Although we do not have a fixed policy for allocating compensation between cash and non-cash compensation or between short term and long term compensation, the Committee has determined to target the NEO’s 2007 base compensation around the peer group median and cash-based variable compensation, such as our cash bonuses, a little below the peer group median. The Compensation Committee uses information provided by Hay Group to determine the appropriate level and mix of compensation components.

The Compensation Committee used a summary “tally sheet” of all components of NEO compensation, prepared by our Senior Vice President-Operations and Human Resources, in reviewing all NEO compensation.

1.	Annual Base Salary

The Compensation Committee views a competitive annual base salary as an important compensation component to attract and retain executive talent. The Compensation Committee makes annual recommendations for NEO base salaries to the Board of Directors for the Board’s approval. In making its recommendations, the Compensation Committee considers a number of factors, including:

•	internal pay equity;

•	external competitiveness — base salaries of NEOs in the peer group;

•	the NEO’s level of responsibility;

•	the NEO’s performance;

•	the CEO’s recommendations for each of the NEOs other than the CEO and the Chairman; and

•	the Chairman’s recommendations for the CEO.

The Compensation Committee set 2006 base salaries for NEOs, other than James J. Maguire, Chairman, whose 2006 base salary was established pursuant to the terms of his employment agreement, in a range around the peer group median. The Chairman’s base salary has not been increased during the term of his current employment agreement.

Because our executive compensation programs are primarily focused on incentive compensation, we targeted the 2006 annual base salaries for the Executive Vice President NEOs at approximately 30% of the total compensation package of those NEOs, and for the CEO at approximately 25%.

The NEOs received base salary increases in 2006 as follows: $100,000 for the CEO, $75,000 for Messrs. Sweeney and Christopher J. Maguire, and $50,000 for Mr. Keller. In determining these increases, the Compensation Committee took into account the performance of the NEOs and the compensation data on the peer group. The Compensation Committee also took into account the fact that in prior years the annual base salaries of our NEOs were in most cases significantly below the median base salaries for similarly placed executives of the peer group then being used, while their equity based compensation was significantly higher than the peer group median. The Compensation Committee decided that for 2006 the base salaries should be increased and the equity incentives should be reduced, in both cases to be closer to the median of those items for the peer group.

2.	Annual Incentive Compensation

We use cash bonuses as a principal method of tying compensation to performance and determine the amount of cash bonuses annually. We determined the amounts of cash bonuses paid for 2006 based on achievement of both company financial goals and the individualized goals that had been established for each executive.

For 2006, 30% of the target bonuses for the CEO and Executive Vice Presidents was payable if we achieved specified levels of earnings per share for 2006, and 70% of the target bonuses was payable in various amounts if the NEOs achieved a number of individualized goals which we established for each of them.

The portion of the target bonuses that was based on our 2006 earnings per share was payable as follows:

125% if earnings per share were $2.77;
100% if earnings per share were $2.71;
50% if earnings per share were $2.57; and
0% if earnings per share were less than $2.57.

These percentages were adjustable on a pro-rata basis to the extent earnings per share were between the above amounts. In addition, if earnings per share were above the $2.71 target level, the excess percentage over 100%, up to 25%, would be applied to both the portion of the bonuses attributable to the earnings per share level and the portion of the bonuses attributable to the individualized goals, assuming that the personal goals were met. Our 2006 earnings per share were $3.93, an amount in excess of $2.77, and in January, 2007 the Compensation Committee determined that the NEOs had met all of their individual personal goals. Consequently, we paid 125% of each NEO’s target bonus in January 2007. See the Summary Compensation table below under the column captioned “Non-Equity Incentive Plan Compensation” for the amount of the NEOs bonuses for 2006. We have adjusted earnings per share amounts to take into account the February 2006 three-for-one split of our common stock.

For the past several years, the Compensation Committee has not exercised any discretion to award bonuses absent achievement of the relevant performance goals on which the bonuses were based, except as follows. We awarded 50% of the portion of the NEOs’ target bonuses that was based on our earnings per share for 2004 to the NEOs, even though the earnings per share goal for those bonuses was not attained, because our 2004 earnings per share was significantly reduced by the multiple hurricane events during that year. In addition, we awarded to the CEO the portion of his 2005 bonus that was based on his individualized goal relating to growth in our gross written premiums despite the fact that the goal was not achieved, because we had affirmatively determined, after the goal was set, to reduce our personal lines business in Florida, and that decision had the effect of reducing our gross written premiums.

3.	Long Term Equity Incentive Compensation

Long term incentive compensation is another principal component of our executive compensation program. Before 2006, we typically awarded long term compensation to the NEOs in the form of stock options. In 2006, we awarded long term compensation to NEOs in the form of stock appreciation rights, also referred to as “SARs”, instead. SARs are the economic equivalent of a hypothetical option to acquire a specified number of shares of our common stock on the terms and conditions of the Stock Appreciation Right Grant Agreement that we issue in connection with each SAR grant. Under our Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan, also referred to in this section as the “Plan”, we also may award long term incentive compensation in the form of restricted stock, performance shares and other forms of equity based incentive compensation. The Compensation Committee administers the Plan. The awards under the Plan encourage recipients to focus on long term company performance and enable recipients to increase their stake in us through equity based awards. This is intended to align the participant’s interests with those of other shareholders by increasing the proportion of their compensation that is related to our long term performance. The Compensation Committee periodically makes awards under the Plan in order to reward executives’ individual achievement and to retain key executives.

During 2006, the Compensation Committee granted SARs to the NEOs in the amounts reflected in the “Grants of Plan Based Awards” table below. The SARs vest five years after the grant date and the related hypothetical option expires ten years after the grant date. If we terminate the holder’s employment for “cause,” as determined by the Compensation Committee, any unexercised portion of the SARs terminates. If termination of employment is (1) by the holder for any reason other than death, or (2) by us other than for cause, as determined by the Compensation Committee, then any portion of the SAR and the corresponding portion of the hypothetical option that had become exercisable as of the date of termination remains exercisable during the 30 days following the date of termination. If employment terminates because of the holder’s death, the SAR and the related hypothetical option, if not previously expired, will be fully vested and exercisable by the executor of the decedent’s estate until the earlier of the expiration date of the SAR or the six month anniversary date of death. Upon any proper exercise of a SAR, we will deliver to the holder shares of our common stock as provided for in the SAR grant without payment from the holder, other than any payments required under the Plan for tax withholding.

The price of our common stock relating to the SARs above which the recipient would receive gains upon exercise was set at the closing price of our common stock on the NASDAQ Stock Market on the date of the grant by the Compensation Committee.

We have both a qualified employee stock purchase plan and a nonqualified employee stock purchase plan which we recently amended and restated, subject to shareholder approval, and which is described in more detail in this Proxy Statement. See “4. Approval of the Company’s Amended and Restated Non-Qualified Employee Stock Purchase Plan.” Both plans permit purchases of our common stock at a discounted purchase price, equal to 85% of fair market value, determined on the date of purchase or the opening date of the “offering period,” whichever results in the lower price. Both plans have similar terms and are available to all salaried employees. However, the qualified employee stock purchase plan limits to $25,000 the total value of shares a participant may purchase in any one calendar year, as required by Section 423 of the Code. The nonqualified plan permits larger total purchases in a calendar year.

While we do not have specific share ownership requirements for our NEOs or other officers, we incentivize NEOs and other officers who receive equity awards by including extended cliff vesting requirements in the awards.

4.	Benefits and Perquisites

We summarize the NEOs’ 2006 perquisites in the column of the Summary Compensation Table below captioned “All Other Compensation”. We provide executives with core benefits, including medical, dental, vision care and prescription drug coverage, basic life insurance, and long term disability coverage. In addition, executives may select additional, voluntary benefits, such as supplemental life insurance, the costs of which are paid by the executive. Our overall benefits philosophy is to focus on providing core benefits to our executives, while allowing the executives to use their cash compensation to purchase the additional benefits that they determine to be appropriate for their individual situations.

5.	Key Employee Deferred Compensation Plan

Under our Key Employee Deferred Compensation Plan, which is unfunded, we may provide an annual credit for each participant’s benefit to a notional deferred account. The amount of the credit is based on the participant’s job description and title. The credits for 2006 that we made for the NEOs’ benefit are shown under the column captioned “Registrant Contributions in Last FY” of the Non Qualified Deferred Compensation Table below.

Employment Agreements and Payments Upon Termination or Hostile Change in Control

We have entered into employment agreements with each of the NEOs. See “Employment Agreements” below. These employment agreements include arrangements which would provide severance compensation in the event of a termination by us without Cause, a termination by the NEO for Good Reason, or a Hostile Change in Control, as those terms are defined in the employment agreements. We designed these arrangements to provide for stability and continuity of our senior management. Information regarding potential payments under these arrangements is provided below under the heading “Potential Payments upon Termination or Change in Control”.

Our rationale for including the Hostile Change in Control protection in the employment agreements was to decrease the potential distraction due to personal uncertainties and risks that inevitably arise when a Hostile

Change in Control is threatened or pending. For this reason, the Compensation Committee and our Board of Directors determined to provide competitive change of control compensation and benefits to the NEOs.

The enhanced termination benefits payable in connection with a Hostile Change in Control require a “double trigger.” This means that there must be both a Hostile Change in Control and, following the Hostile Change in Control, the termination of an NEO’s employment either involuntarily without “Cause” or by the executive for “Good Reason”. We selected the double trigger to enhance the likelihood that an executive would remain in our employ after a Hostile Change in Control, given that the NEO will not receive the additional payments if he or she voluntarily resigns or is terminated with Cause after the Hostile Change in Control.

Tax Deductibility of Compensation

Section 162(m) of the Code limits to $1.0 million the annual tax deduction for compensation paid to NEOs, unless certain requirements for performance based compensation are met. The Compensation Committee considers the anticipated tax consequences to us and to our executive officers when structuring and reviewing executive compensation. While the Compensation Committee currently intends to comply with the requirements of Section 162(m) to preserve the deductibility of compensation payments, it reserves the right to provide compensation that is not deductible in order to retain or secure the services of key executives if it believes that doing so would be in the best interests of us and our shareholders.

The Compensation Committee and the Board of Directors have approved, subject to shareholder approval, the 2007 Cash Bonus Plan and the Non-qualified Employee Stock Purchase Plan, which are described under “3. Approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan” and “4. Approval of the Company’s Amended and Restated Non-Qualified Employee Stock Purchase Plan” below. Both of these plans are structured to be performance based, as defined in Section 162(m), in order to preserve or maximize the deductibility of the amount of future bonuses paid to NEOs and the income attributable to discounted stock purchases made by NEOs under those plans.

Impact of Regulatory Requirements on 2006 Compensation

The Compensation Committee has considered the impact of the $1 million cap on the deductibility of non-performance based compensation imposed by Code Section 162(m) and the non-deductibility of excess parachute payments under Code section 280G, including the related excise tax imposed on those payments under Code section 4999, in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the pay programs for our NEOs. These include the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, also referred to as “SFAS 123(R)”. While the Compensation Committee attempts to compensate executives in a manner that produces favorable tax and accounting treatment, its main objective is to develop fair and equitable compensation arrangements that appropriately incent, reward and retain executives.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Michael J. Cascio, Chairperson
Aminta Hawkins Breaux
Shaun F. O’Malley

Summary Compensation Table

The following table shows information about compensation of the Company’s chief executive officer, chief financial officer, and the Company’s three other most highly compensated executive officers (the “Named Executive Officers”) for 2006.

					Non-Equity
Name and Principal				Option	Incentive Plan	All Other
Position	Year	Salary($)	Bonus(1)($)	Awards(2)($)	Compensation($)	Compensation(3)($)	Total($)

James J. Maguire, Jr.,	2006	500,000	—	1,104,300	375,000	131,659	2,110,959
President and Chief
Executive Officer
Craig P. Keller,	2006	375,000	—	621,213	250,000	80,728	1,326,941
Executive Vice
President, Secretary,
Treasurer and Chief
Financial Officer
James J. Maguire,	2006	1,000,000	—	—	—	73,197	1,073,197
Chairman of the
Board
Sean S. Sweeney,	2006	400,000	—	696,833	281,250	88,841	1,466,924
Executive Vice
President
Christopher J Maguire,	2006	400,000	—	858,490	281,250	77,474	1,617,214
Executive
Vice President

(1)	Bonuses for years before 2006 were previously reported in this column. Bonuses are awarded based upon the achievement of certain performance targets. Accordingly, for 2006 these bonus amounts are reported in the Non-Equity Incentive Plan Compensation column.

(2)	The amounts in this column are calculated based on FAS 123R (excluding estimate of forfeiture) and equal the aggregate dollar amount of compensation expense related to awards of options and stock appreciation rights to each of the Named Executive Officers that was recognized in our 2006 Consolidated Statements of Operations and Comprehensive Income. Under FAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the vesting schedule of the grant. The initial expense is based on the fair value of the stock option and stock appreciation rights grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes values are disclosed in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Included in “All Other Compensation” is the aggregate incremental cost to the Company of providing various perquisites, the incremental cost to the Company of providing subsidized benefits, miscellaneous cash payments, matching contributions for plan year 2006 (paid in January 2007) under the Company’s 401(k) plan, group term life insurance premiums and the 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan.

(a)  For 2006, perquisites for Mr. James J. Maguire, Jr. included club membership dues; reimbursement of medical expenses not covered by the Company’s health plan; personal travel expenses relating to participation in a Company sponsored Ironman event, tax preparation expenses, payment of health insurance premiums in excess of the Company provided benefit, and Company provided automobile insurance. Those perquisites exceeding the greater of $25,000 or 10% of total perquisites provided to Mr. Maguire, Jr. included automobile lease payments ($28,106). The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Maguire, Jr. was $68,000.

(b) For 2006, perquisites for Mr. Craig P. Keller included an automobile allowance; club membership dues; health insurance premiums in excess of the Company provided benefit; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; reimbursement of medical expenses not covered by the Company’s health plan and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Keller was $43,125.

(c)  For 2006, perquisites for Mr. James J. Maguire included personal use of Company owned automobiles; club membership dues and related personal expenses; estate planning services; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; tax preparation expenses, payment of health insurance premiums in excess of the Company provided benefit, and Company provided automobile insurance.

(d)  For 2006, perquisites for Mr. Sean S. Sweeney included an automobile allowance; club membership dues; payment of personal travel expenses related to participation in a Company sponsored Ironman event and marketing contest; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; payment of health insurance premiums in excess of the Company provided benefit, reimbursement of medical expenses not covered by the Company’s health plan and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Sweeney was $46,875.

(e)  For 2006, perquisites for Mr. Christopher J. Maguire included an automobile allowance; health insurance premiums in excess of the Company provided benefit; matching contributions for plan year 2006 (paid in 2007) under the Company’s 401(k) plan; club membership dues and Company provided automobile insurance. The 2006 (credited in 2007) annual discretionary award pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan for Mr. Christopher J. Maguire was $46,875.

(4)	Certain of the NEOs have purchased the Company’s stock at a discount under the terms of the Company’s Employee Stock Purchase Plans. All salaried employees of the Company are eligible to purchase Company stock at a discount under such Plans. For further information concerning such Plans, see the portion of the Compensation Discussion and Analysis section above captioned “Long-Term Equity Incentive Compensation.”

The Summary Compensation Table includes direct, equity and additional compensation. Employment Agreements for the Company’s Named Executive Officers are described in this Proxy Statement under “Employment Agreements of the NEOs.”

A portion of the total cash compensation which is non-equity incentive plan compensation is based on the Company’s performance, as well as the performance of the Named Executive Officers and certain other factors as described in the section entitled “Compensation Discussion and Analysis.” For the Named Executive Officers, total cash compensation as a percentage of total compensation is as follows: Mr. Maguire, Jr. — 48%; Mr. Keller — 53%; Mr. James J. Maguire — 100%; Mr. Sweeney — 52%; Mr. Christopher J. Maguire — 47%. Other than for Mr. James J. Maguire, who did not receive any equity based awards in 2006, the percentage of total cash compensation to total compensation for the Named Executive Officers indicates the emphasis that is placed on equity-based compensation.

The vesting of stock options and stock appreciation rights generally occurs on a five-year cliff basis. The Company’s stock-based compensation plans provide for accelerated vesting only in cases of death or a change-in-control.

There were no material modifications to the Company’s stock-based compensation plans, programs or practices within the past year. There were no repricings, extensions of exercise periods or change of vesting or forfeiture conditions. No Named Executive Officer had any equity forfeitures.

Grants of Plan-Based Awards

The following table provides information concerning grants of equity and non-equity plan-based awards to the Named Executive Officers for 2006

Grants of Plan-Based Awards

						All Other
						Stock
						Awards:
		Date of				Number of
		Compensation				Securities	Exercise or	Grant Date
		Committee				Underlying	Base Price of	Fair Value of
		Meeting	Estimated Possible Payouts Under			Stock	Stock	Stock
		at Which	Non-Equity Incentive Plan Awards(1)			Appreciation	Appreciation	Appreciation
	Grant	Grant Was	Threshold	Target	Maximum	Rights(2)	Rights	Rights(3)
Name	Date	Approved	($)	($)	($)	(#)	($/Sh)	($)

James J. Maguire, Jr.	—	—	69,300	300,000	375,000
	2/7/06	2/6/06				90,000	33.00	1,570,500
Craig P. Keller	—	—	35,000	200,000	250,000
	2/7/06	2/6/06				60,000	33.00	820,800
James J. Maguire	—	—	—	—	—	—	—
Sean S. Sweeney	—	—	39,375	225,000	281,250
	2/7/06	2/6/06				60,000	33.00	820,800
Christopher J. Maguire	—	—	15,750	225,000	281,250
	2/7/06	2/6/06				60,000	33.00	1,047,000

(1)	The actual bonus incentive amounts paid for 2006 performance (which amounts were paid in January 2007) are reported in the Non-Equity Incentive Plan Compensation Column in the Summary Compensation Table above. See the section of the “Compensation Discussion and Analysis” above captioned “Annual Incentive Compensation” for additional information concerning these bonuses.

(2)	Stock appreciation rights were granted to the Named Executive Officers in 2006 under the Amended and Restated Employees Stock Incentive and Performance Based Compensation Plan (the “Plan”). No stock appreciation rights were awarded to Mr. James J. Maguire. The stock appreciation rights granted to the Named Executive Officers in 2006 are exercisable after the fifth anniversary from date of grant (unless exercisable earlier as a result of a change of control or the death of the holder of such rights) and only, if the holder is still an employee of the Company as of such date, unless termination of employment occurred because of the holder’s death.

(3)	The Black-Scholes option pricing model was used to estimate the grant date fair value of the awards in this column. The assumptions used to arrive at the Black-Scholes values are disclosed in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. For stock appreciation rights granted to the Named Executive Officers in 2006, the Black-Scholes value was $17.45 for each stock appreciation right granted to Messrs. James J. Maguire, Jr. and Christopher J. Maguire and $13.68 for each stock appreciation right granted to Messrs. Craig P. Keller and Sean S. Sweeney.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding stock options and stock appreciation rights held by the Named Executive Officers at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End (1)(2)

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable(3)	Options (#)	Price ($)	Date

James J. Maguire, Jr	300,000			4.63	10/19/2009
	15,000			7.60	11/1/2010
	150,000			8.67	1/9/2011
		75,000		13.40	6/4/2012
		300,000		9.94	10/18/2012
		60,000		12.79	8/6/2013
		150,000		17.74	2/11/2014
		150,000		22.62	2/10/2015
		90,000		33.00	2/7/2016
Craig P. Keller	15,000			7.60	11/1/2010
	75,000			8.67	1/9/2011
	15,000			9.93	8/31/2011
		30,000		13.40	6/4/2012
		60,000		10.30	3/4/2013
		90,000		10.45	3/7/2013
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016
James J. Maguire	—	—		—	—
Sean S. Sweeney	156,000			9.93	8/31/2011
	84,000			12.83	1/22/2012
		21,000		12.83	1/22/2012
		30,000		13.40	6/4/2012
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable(3)	Options (#)	Price ($)	Date

Christopher J. Maguire	71,448			4.79	1/3/2010
	15,000			7.60	11/1/2010
	225,000			8.67	1/9/2011
	75,000			9.93	8/31/2011
	84,000			12.83	1/22/2012
		21,000		12.83	1/22/2012
		30,000		13.40	6/4/2012
		75,000		9.94	10/18/2012
		60,000		10.30	3/4/2013
		90,000		10.45	3/7/2013
		45,000		12.79	8/6/2013
		90,000		17.74	2/11/2014
		90,000		22.62	2/10/2015
		60,000		33.00	2/7/2016

(1)	All share and per share amounts with respect to options granted prior to March 1, 2006 were restated to reflect a two-for-one split of the Company’s common stock distributed in November 1997, and a three-for-one split of the Company’s common stock distributed in March 2006.

(2)	All awards made prior to 2006 were stock options. All awards made in 2006 were stock appreciation rights.

(3)	Vesting dates of unvested awards are as follows:

(a) Mr. James J. Maguire, Jr. — 75,000 awards vest on June 4, 2007; 300,000 awards vest on October 18, 2007; 60,000 awards vest on August 6, 2008; 150,000 awards vest on February 11, 2009; 150,000 awards vest on February 10, 2010; 90,000 awards vest on February 7, 2011.

(b) Mr. Craig P. Keller — 30,000 awards vest on June 4, 2007; 60,000 awards vest on March 4, 2008; 90,000 awards vest on March 7, 2008; 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 60,000 awards vest on February 7, 2011.

(c) Mr. Sean S. Sweeney — 21,000 awards vest on January 22, 2007; 30,000 awards vest on June 4, 2007; 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 60,000 awards vest on February 7, 2011.

(d) Mr. Christopher J. Maguire — 21,000 awards vest on January 22, 2007; 30,000 awards vest on June 4, 2007; 75,000 awards vest on October 18, 2007; 60,000 awards vest on March 4, 2008; 90,000 awards vest on March 7, 2008; 45,000 awards vest on August 6, 2008; 90,000 awards vest on February 11, 2009; 90,000 awards vest on February 10, 2010; 60,000 awards vest on February 7, 2011.

Option Exercises in 2006

The following table provides information about stock options exercised by each Named Executive Officer during 2006:

Option Awards
Number of Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise(1) ($)

James J. Maguire, Jr.	417,450	12,225,183
Craig P. Keller	—	—
James J. Maguire	—	—
Sean S. Sweeney	120,000	2,944,238
Christopher J. Maguire	—	—

(1)	Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table until the shares received upon exercise of an option are sold. The amount contained in the Value Realized column reflects the difference between the market price of the Company’s Common Stock at the option exercise date and the exercise price of the options.

Nonqualified Deferred Compensation

Under the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan, a select group of our management, including all of our Named Executive Officers, may choose to defer all or part of their cash compensation and the Company may also make annual discretionary deferral awards for the benefit of the plan participants. Each plan participant is permitted to specify one or more investments from among permissible deemed investment options to be the basis for determining the gain or loss adjustment applicable to his or her plan deferral account. The portion of a participant’s plan deferral account attributable to employer contributions generally will vest over the course of a five year period beginning on the last day of the first year after the plan year for which the employer contribution was made. A participant’s interest in the portion of his or her plan deferral account that is attributable to employee deferrals is fully vested at all times. A participant may elect to have his or her elective deferrals allocated to a retirement distribution option or an in-service distribution option, and once a distribution option is selected, deferrals may not be redirected to another distribution option. Plan participants may elect to have his or her in-service and retirement distributions paid in a lump sum or in installment payments. Company incentive awards are always allocated to the retirement distribution option. Retirement eligibility begins at age 62.

Under the Philadelphia Insurance Companies Executive Deferred Compensation Plan, NEOs and highly compensated executives designated by our Board of Directors may choose to defer all or part of their cash compensation. Currently, Mr. James J. Maguire is the sole participant in the Plan. Each participant is permitted to specify an investment or investments from among permissible investments to be the basis for determining the gain or loss adjustment applicable to each participant’s plan deferral account. The deferred compensation will be paid to the participant or the participant’s designated beneficiary in a lump sum on the earlier of the participant’s termination of employment with the Company, termination of the Plan, or at such time as the participant specifies in his or her participation agreement.

The following table provides information about nonqualified deferred compensation for each Named Executive Officer during 2006:

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY(2)(3)	Last FY	Distributions	Last FYE(1)
Name(1)	($)	($)	($)	($)	($)

James J. Maguire, Jr.	—	60,500	24,602	—	345,239
Craig P. Keller	—	42,750	49,305	—	395,735
James J. Maguire	—	—	484,619	316,693	1,751,390
Sean S. Sweeney	—	42,750	51,395	—	498,270
Christopher J. Maguire	—	42,750	29,611	—	185,523

(1)	Aggregate balances at last FYE are calculated pursuant to the Philadelphia Insurance Companies Key Employee Deferred Compensation Plan, except for Mr. James J. Maguire whose balance is calculated pursuant to the Philadelphia Insurance Companies Executive Deferred Compensation Plan.

(2)	The amounts in this column vest ratably over five years; any unvested amounts vest in full upon retirement at age 62 or thereafter.

(3)	These amounts were earned in 2005 and credited to the respective NEO’s participant account in 2006. The amounts earned in 2006 and credited to the NEO’s participant account in 2007 are as follows: Mr. Maguire, Jr. — $68,000, Mr. Keller — $43,125, Mr. James J. Maguire — $0, Mr. Sweeney — $46,875 and Mr. Christopher J. Maguire — $46,875. These amounts are also included in the “All Other Compensation” column in the “Summary Compensation Table” for each NEO.

Potential Payments upon Termination or Change in Control

The Company has entered into employment agreements described below under “Employment Agreements of the NEOs” with its Named Executive Officers (the “NEOs”), and maintains various plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment without “cause”, a resignation by the NEO for “good reason” or a Hostile Change in Control (as those terms are defined in the employment agreements). Compensation will also be provided to the NEOs as a result of any transactions which would result in “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (a “Change in Control”). Under the terms of each NEO’s current employment agreement, and using for this purpose the 2007 base compensation and target bonuses established for the NEOs, the following table shows various payments which would be due to the NEOs, assuming their employment was terminated as of December 31, 2006.

Potential Payments Upon Termination or Change in Control Table

				Termination	Resignation for
				without Cause	Good Reason
	Termination			Following a	Following a
	without	Resignation for	Change in	Hostile Change	Hostile Change
	Cause(1)	Good Reason(1)	Control(2)	in Control(3)	in Control(3)
	($)	($)	($)	($)	($)

James J. Maguire, Jr.
Cash Compensation	1,900,000	1,900,000	—	2,850,000	2,850,000
Benefits Continuation	23,000	23,000	—	23,000	23,000
Stock Options/SARs (unvested and accelerated)	—	—	23,035,000	23,035,000	23,035,000
280G Tax Gross-Up	—	—	2,569,000	3,987,000	3,987,000
Craig P. Keller
Cash Compensation	1,420,000	1,420,000	—	2,130,000	2,130,000
Benefits Continuation	23,000	23,000	—	23,000	23,000
Stock Options/SARs (unvested and accelerated)	—	—	12,602,000	12,602,000	12,602,000
280G Tax Gross-Up	—	—	1,691,000	2,754,000	2,754,000
James J. Maguire
Cash Compensation	2,000,000	2,000,000	—	4,000,000	4,000,000
Benefits Continuation	—	—	—	—	—
Stock Options/SARs (unvested and accelerated)	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—
Sean S. Sweeney
Cash Compensation	1,420,000	1,420,000	—	2,130,000	2,130,000
Benefits Continuation	23,000	23,000	—	23,000	23,000
Stock Options/SARs (unvested and accelerated)	—	—	8,144,000	8,144,000	8,144,000
280G Tax Gross-Up	—	—	—	2,072,000	2,072,000
Christopher J. Maguire
Cash Compensation	1,420,000	1,420,000	—	2,130,000	2,130,000
Benefits Continuation	23,000	23,000	—	23,000	23,000
Stock Options/SARs (unvested and accelerated)	—	—	15,865,000	15,865,000	15,865,000
280G Tax Gross-Up	—	—	1,736,000	2,799,000	2,799,000

(1)	The terms “cause” and good reason” are as defined in the employment agreements of the NEOs described below under “Employment Agreements of the NEOs”.

(2)	“Change in Control” means any transfer of stock of the Company, sale of assets or other event which results in a payment to the NEO which is deemed to be a “parachute payment” or an “excess parachute payment”, as those terms are used in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

(3)	The term “Hostile Change in Control” is defined in the employment agreements of the NEOs, and means a situation in which individuals who are Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Company. For this purpose, Continuing Directors are members of the Board on the date of the employment agreement, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two-thirds of those directors who were Continuing Directors at the time of the election or nomination shall be deemed to be a Continuing Director.

Cash Compensation

The following annual base salary and target bonuses are currently in effect and were used for the purposes of preparing the table shown above:

	Salary	Target Bonus

• James J. Maguire, Jr.	$550,000	$400,000
• Craig P. Keller	$435,000	$275,000
• James J. Maguire	$1,000,000	None
• Sean S. Sweeney	$435,000	$275,000
• Christopher J. Maguire	$435,000	$275,000

The amounts set forth in the table also assume that the payments required to be made to the NEO following a termination without cause or a resignation for good reason, as set forth in “Employment Agreements of the NEOs” above, are paid in a lump sum.

Benefits Continuation

In the event the NEO is terminated either (i) by the Company for any reason other than Cause, or (ii) by the NEO for Good Reason, the Company shall continue to provide employer-paid group health and dental insurance coverage for the NEO for eighteen (18) months, with the exception of Mr. James J. Maguire. The annual amount of this coverage for each NEO is approximately $15,000.

Vesting of Stock Options and SARs

The Company’s plans under which outstanding stock options and SARs were granted provide that, in the event of a Change in Control, all unvested stock options and SARs that are outstanding shall become vested. Amounts listed in the table represent the intrinsic value of unvested and accelerated stock options and SARs as of December 31, 2006.

280G Tax Gross-Up

In the event of a discharge or resignation following a Change in Control and pursuant to Section 4999 of the Code, payments made to the NEOs may be subject to certain excise taxes.

•	The Company will reimburse Mr. James J. Maguire for all excise taxes that are imposed by Section 4999, as well as any income and excise taxes that are payable as a result of such reimbursement.

•	The Company will reimburse each of the other NEOs for such excise taxes and any income taxes resulting from the reimbursement, only if the aggregate present value of such NEO’s parachute payments exceeds 110% of 2.99 times the NEO’s “base amount” determined under Section 280G of the Code. If the aggregate present value of the parachute payments is in excess of three times the base amount, but less than 110% of 2.99 times the base amount, the cash severance will be reduced so that the aggregate present value does not exceed 2.99 times the base amount.

The parachute values relating to the unvested and accelerated stock options and SARs were calculated using the intrinsic value as of December 31, 2006.

The calculation of the 280G tax gross-up amount is based on a Section 280G excise tax rate of 20%, federal income tax rate of 35%, state income tax rate of 3.07% and Medicare tax rate of 1.45%. For purposes of the 280G calculation, it is assumed that cash severance amounts are paid as a lump sum and no amounts will be deemed to be attributable to the NEOs’ restrictive covenants.

Employment Agreements of the NEOs

On February 20, 2007, Maguire Insurance Agency, Inc., a subsidiary of the Company, entered into new employment agreements with Messrs. James J. Maguire, Jr., Sean S. Sweeney, Craig P. Keller and Christopher J. Maguire (each of whom is an NEO), effective as of January 1, 2007. These agreements replace the prior employment agreements for such NEOs, the term of which was to end on June 1, 2007. As a result, such other employment agreements were terminated, effective as of January 1, 2007. The new employment agreements provide for base compensation, subject to periodic reviews and possible increases in the sole discretion of the employer. The base compensation amounts are $550,000 for James J. Maguire, Jr. and $435,000 for each of the other three NEOs. The NEOs are also entitled to such bonuses as may be awarded from time to time under any plan, policy or procedure adopted by the employer which is set forth in written instrument specifying such bonus (or the manner in which the bonus will be determined) delivered by the employer to the NEO. The term of each agreement is five years, but in the event of a Hostile Change in Control (as that term is defined in the agreements) the term is automatically extended for an additional three years. The NEOs are also entitled to all group health, disability, life insurance and Section 401(k) benefits as are made available to similarly situated employees of the employer, as such benefit programs may be amended from time to time, as well as such perquisites which are generally made available for similarly situated employees of the employer (except that in Mr. Maguire, Jr.’s case, he is entitled to such perquisites as may be granted to him from time to time by the Company’s Compensation Committee or its Board of Directors).

Effective as of January 1, 2004, the employment agreement with James J. Maguire (the Company’s other NEO) was amended and restated. The Amended and Restated Agreement (the “Agreement”) provides that Mr. Maguire will serve as Chairman of the Company for five years. At the option of the Company, exercisable by written notice given during 2008, the term may be extended for an additional five years. Also, in the event of a Hostile Change in Control the term of the Agreement shall be automatically extended for three years, commencing upon the then applicable expiration date. Under the Agreement Mr. Maguire receives base compensation of $1,000,000 per year during the initial term of the Agreement, and the Company may reduce such compensation to a lesser amount (but not less than $600,000) during any extended term. He is also entitled to a non-accountable expense allowance of no less than $52,650 per year and the Company provides him and his wife with the use of three automobiles, at the Company’s expense. During any extended term, Mr. Maguire may elect to perform his duties as a non-employee Chairman. Under the Agreement Mr. Maguire was entitled to a bonus of $2,000,000 in the event that the closing price on any five consecutive trading days prior to May 1, 2009 of the Company’s common stock is equal to or greater than $80 per share (adjusted for any stock splits), and at such time he is still an employee of the Company or any affiliate. As of May 17, 2005, such bonus was earned. Pursuant to an amendment to the Agreement entered into on November 15, 2005, such bonus is payable six months and one day after Mr. Maguire’s employment is terminated (prior to such amendment, such bonus was payable 30 days after termination).

Mr. Maguire’s employment agreement also provides that in the event amounts payable or otherwise benefiting him under his employment agreement (determined on an aggregate basis, taking into account amounts payable or otherwise benefiting him under any other plan, agreement or arrangement) constitute “excess parachute payments”, as that term is defined for purposes of Section 280G of the Internal Revenue

Code, Mr. Maguire shall receive additional payments. The additional payments will be in an amount such that after payment of various excise and income taxes attributable to the excess parachute payment and such additional payments, the net economic benefit will equal the net economic benefit Mr. Maguire would have received under the terms of his employment agreement (and/or under any other plan, agreement or arrangement of the Company) if no portion of such payments and benefits were treated as excess parachute payments. Such additional payments are payable regardless of any termination of his employment agreement.

The employment agreements for each of the other NEOs generally provide for a reduction (or “cutback”) in the amount of payments that are to be made to the NEO if those payments would cause the NEO to be treated as receiving “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code. The amount of the reduction is calculated to reduce the total of the NEO’s parachute payments (as determined under Section 280G of the Internal Revenue Code) so that these parachute payments will not exceed 2.99 times the NEO’s “base amount” (which is, for purposes of Section 280G of the Internal Revenue Code, generally equal to the NEOs average annual taxable compensation from the Company for the five years prior to the year in which the transaction occurs that triggers application of the “golden parachute” rules of Section 280G of the Internal Revenue Code). If the parachute payments that are payable to the NEO without regard to the cutback described above would be more than 110% of 2.99 times the NEO’s base amount, then rather than being subject to the cutback described above, the NEO’s employment agreement provides for additional payments to be made to the NEO in an amount such that, after payment of various excise and income taxes attributable to the excess parachute payments and to the additional payments, the net economic benefit to the NEO will equal the net economic benefit the NEO would have received under the terms of his employment agreement (and/or under any other plan, agreement or arrangement of the Company) if no portion of such payments and benefits were treated as excess parachute payments. Such additional payments are payable regardless of any termination of his employment agreement.

Where excess parachute payments are made to any of the NEOs (i.e., where they are not “cutback” so as to avoid being characterized as “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code), the amount of each NEO’s excess parachute payments is subject to an excise tax on the NEO, and is also treated as non-deductible to the Company. This treatment (imposition of excise taxes and non-deductibility) will also apply to any of the additional payments that may be required to be made under the employment agreements described above that are made to put the NEO in the economic position he would have been in had the parachute payments not been treated as “excess parachute payments.”

Each employment agreement is subject to termination by the employer for Cause, and is subject to termination by the employee for Good Reason (as those terms are defined in the agreements). In the event that the employee is terminated without Cause, or resigns for Good Reason, the employee is entitled to receive his base compensation and any target bonus for 24 months or 36 months in the event of such termination with Cause or resignation for Good Reason after a Hostile Change in Control (or, in Mr. James J. Maguire’s case, for the lesser of (1) 36 months, or 48 months in the event of a Hostile Change in Control, or (2) the remainder of the term of his employment agreement, but in no event less than six months). Such compensation and bonus will be paid, at employer’s option, either in accordance with employer’s regular payroll practices or in a lump sum. In such event employee would also be required to be paid any earned but not paid deferred compensation or other bonus for service during the prior year (subject to the terms, conditions and restrictions specified in the relevant plan documents relating to such items), and the portion of premium which the employer paid at the time employee’s employment terminated with regard to employee’s continued participation in the group health and dental plans pursuant to COBRA for 18 months, providing employee pays his co-payment on a timely basis. As a condition to the employee (except in Mr. James J. Maguire’s case) receiving the payments referred to above in this paragraph (unless waived by the employer, or in connection with a termination of employment after a Hostile Change in Control) the employee must execute an agreement and general release setting forth terms satisfactory to the employer, including the general release of the employer and certain other persons of all claims arising out of employee’s employment with the employer (other than any claims for payments of benefits set forth above), and provisions requiring employee not to disparage the employer and to not disclose information deemed confidential by the employer. The employment agreements also contain provisions relating to confidentiality and restrictive covenants.

Directors Compensation

Non-employee directors receive annual compensation of $36,000, plus $2,000 for each Board meeting attended and $1,500 for each Committee meeting attended, except for the Chairpersons of the Nominating, Compensation and Investment Committee, who each receive $2,000 for each Committee meeting attended, and the Chairperson of the Audit Committee, who receives $2,250, for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company’s common stock under the terms of the Philadelphia Insurance Companies Directors Stock Purchase Plan. Each non-employee director also receives, as part of the director’s compensation, an annual grant of restricted shares of common stock of the Company having three-year cliff vesting and a valuation equal to $20,000.

The following table provides information about compensation paid to the Company’s directors for 2006:

Director Compensation

	Fees Earned
	or Paid in	Stock	All other
	Cash(3)(4)	Awards(5)	Compensation(6)	Total
Name(1)(2)	($)	($)	($)	($)

Aminta Hawkins Breaux	53,500	6,363	3,650	63,513
Michael J. Cascio	61,000	6,363	12,663	80,026
Elizabeth H. Gemmill	72,500	6,363	15,133	93,996
Michael J. Morris	52,720	3,245	—	55,965
Shaun F. O’Malley	48,500	3,245	6,737	58,482
Donald A. Pizer	77,500	6,363	3,756	87,619
Ronald R. Rock	57,500	4,244	4,671	66,415

(1)	Messrs. Maguire, Jr., Maguire and Sweeney are not included in this table, because they were employees of the Company during 2006 and thus received no compensation for their services as director. The compensation they received as employees of the Company is shown in the Summary Compensation Table.

(2)	The aggregate number of stock awards outstanding at fiscal year end amounted to: 618 stock awards for each of Ms. Breaux, Ms. Gemmill, and Messrs. Cascio and Pizer; 565 stock awards for Mr. Rock; and 432 stock awards for each Messrs. Morris and O’Malley. There are no option awards outstanding at fiscal year end for any director.

(3)	Includes fees paid in cash and amounts which were not received in cash but were used for purchases under the Company’s Director Stock Purchase Plan.

(4)	Includes fees of $12,000 and $7,500 for Messrs. Rock and O’Malley paid in connection with their attendance at Audit Committee meetings, a Committee of which they were not members.

(5)	The amounts in this column are calculated based on FAS 123R (excluding estimate of forfeiture) and equal the financial statement compensation expense as reported in our 2006 Consolidated Statements of Operations and Comprehensive Income for the Company’s fiscal year ended December 31, 2006. Each director received a restricted stock unit grant in 2006 of 618 units, with an FAS 123R full grant value of $19,918, except for Mr. Rock, who received a restricted stock unit grant in 2006 of 565 units with a FAS 123R full grant value of $17,973 and Messrs. Morris and O’Malley who each received a restricted stock unit grant in 2006 of 432 units with an FAS 123R full grant value of $13,742.

(6)	Non-employee directors may elect to have any portion of his or her fees used to acquire shares of the Company’s common stock under the terms of the Philadelphia Insurance Companies Directors Stock Purchase Plan each calendar month at the lesser of 85% of the fair market value of a share of the Company’s common stock on the first business day of the calendar month or the purchase date (last business day of the calendar month). The amounts in this column represent the compensation cost of these purchase rights in 2006 computed in accordance with FAS 123R.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights(1)	Warrants and Rights(1)	Column (a))(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,988,098	$16.70	5,938,837	(2)
Equity compensation plans not approved by security holders	—	—	381,861	(3)

Total	7,988,098	$16.70	6,320,698

(1)	Restated to reflect a three-for-one split of the Company’s common stock distributed on March 1, 2007.

(2)	Includes 233,285, 678,665, 5,013,466 and 13,421 shares of the Company’s common stock available for future issuance under the Company’s Non-Qualified Employee Stock Purchase Plan, Employee Stock Purchase Plan, Employee Stock Option Plan and Directors Stock Purchase Plan, respectively.

(3)	These shares of the Company’s common stock are available for future issuance under a stock purchase plan for the Company’s eligible Preferred Agents approved by the Company’s Board of Directors. Under this Plan the Company’s eligible Preferred Agents may purchase shares of the Company’s common stock during 30 day offering periods as designated by the Company’s Preferred Agent Committee at a per share price equal to 85% of the lesser of the fair market value of a share of the Company’s common stock on the first business day of the offering period or the last day of the offering period. Any shares purchased pursuant to the Plan are restricted for a period of two-years, measured from the first day of the relevant offering period, and no eligible Preferred Agent is permitted to purchase shares under the plan during any three consecutive calendar years having an aggregate value in excess of $100,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the three directors named below. Each member of the Audit Committee is an independent director, as defined under the listing standard Rule 4200(a)(14) of the Nasdaq Stock Market Inc. Marketplace rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2006, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol 1). PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with PricewaterhouseCoopers LLP such accounting firm’s independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provisions of non-audit services are compatible with PricewaterhouseCoopers LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2006.

The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Donald A. Pizer, Chairperson
Elizabeth H. Gemmill
Michael J. Morris

Principal Accountant Fees and Services

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

The Committee is required to preapprove all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the independent registered public accounting firm performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exceptions for which the Committee’s approval is required prior to completion of the audit. The Committee may delegate preapproval authority to one or more of its members when appropriate, provided that the decisions of such members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Fees for all services provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for fiscal years 2006 and 2005 are as follows:

•	Audit Fees: Fees billed for services amounted to $582,805 and $542,600 for the fiscal years 2006 and 2005, respectively, and were for audits of financial statements, review of quarterly financial statements and reviews of certain periodic reports filed with the SEC.

•	Audit Related Fees: Audit related fees billed for fiscal years 2006 and 2005 were $21,500 and $137,200, respectively, and for 2006 consist of miscellaneous workpaper and due diligence reviews and for 2005 consist of the review of certain finite reinsurance agreements and the related accounting.

•	Tax Fees: Tax fees billed consist principally of tax compliance and planning services and tax examination assistance and were $25,000 during 2006 and $30,100 during 2005.

•	All Other Fees: All other fees billed for fiscal years 2006 and 2005 were $40,700 and $48,200, respectively, and consist principally of compensation consulting services and audit review services.

All of the services referred to in the last three paragraphs were preapproved by the Audit Committee.

The Audit Committee has considered whether the provision of other services by the independent registered public accounting firm is compatible with maintaining such firms independence.

2.	APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the shareholders’ approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for the year 2006, to serve as the Company’s independent registered public accounting firm for the year 2007. If the shareholders do not approve this appointment by the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote, other independent registered public accounting firms will be considered by the Board.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

3.	APPROVAL OF THE PHILADELPHIA INSURANCE COMPANIES 2007 CASH BONUS PLAN

The Philadelphia Insurance Companies 2007 Cash Bonus Plan (the “Cash Bonus Plan”) has been adopted by the Board, subject to approval by the Company’s shareholders, for the purpose of providing bonuses payable on the basis of performance which will provide an incentive for participants to increase the Company’s performance and shareholder value, and which are intended to constitute payments of “performance-based” compensation that will be deductible by the Company for federal income tax purposes. No bonuses may be paid under the Cash Bonus Plan unless and until it has been approved by the Company’s shareholders.

The design and administration of the Cash Bonus Plan are intended to cause all taxable compensation attributable to the Cash Bonus Plan to be treated as “performance-based compensation” as that term is used for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As a consequence, the provisions of the Code which would otherwise limit the deductibility by the Company of certain executive compensation in excess of $1,000,000, should not be applicable to any compensation expense attributable to the Cash Bonus Plan.

The provisions of the Cash Bonus Plan are generally described below.  The description of the Plan set forth herein is only a summary of the key features of the Plan, and is qualified in all respects by reference to the actual provisions of the Plan, a copy of which is included with this Proxy Statement as Exhibit A.

Eligibility.  Participants in the Cash Bonus Plan are those key executives who are designated by the Committee to participate in the Cash Bonus Plan from time to time. James J. Maguire, Jr. is currently the only participant.

Shareholder approval and term of Cash Bonus Plan.  The Cash Bonus Plan becomes effective as of January 1, 2007, provided it is approved by the Company’s shareholders, and will continue until it is terminated by the Board. The Cash Bonus Plan may be submitted for reapproval by the shareholders from time to time, and must be so reapproved no later than the shareholders’ meeting that occurs in the fifth year following its last shareholder approval in order to remain qualified as a “performance-based” compensation arrangement for purposes of the Code rules regarding executive compensation referred to above.

Benefits under the Cash Bonus Plan.  In general, the benefits under the Cash Bonus Plan consist of a cash bonus payable to participants provided the performance goals established by the Committee are met (and, if met, the amount of such bonuses depend upon the extent to which they are met). The maximum amount that can be paid to any one participant as a bonus under the Cash Bonus Plan with respect to any one year is two times his or her base compensation in effect for the relevant year, and in no event may any such bonus exceed $2,000,000. The Company’s Compensation Committee has determined that for 2007 Mr. Maguire, Jr.’s maximum amount which will be received if the performance goals are met is $600,000.

The bases for such performance goals may include any of the following criteria: stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of the preceding business criteria. In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the tax rules relating to “performance-based” compensation) the attainment by a participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. In all such cases, however, the measurement of the Company’s or a participant’s achievement of any of these goals must be objectively determinable and is to be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals for the year in question were established. The performance goals for a year must be established no later than 90 days after the beginning of the year. The achievement of performance goals established under the Cash Bonus Plan must be certified by the Committee before any bonus may be paid.

Administration of the Cash Bonus Plan.  The Cash Bonus Plan is administered by either the Compensation Committee of the Board or by another committee, which must consist exclusively of two or more “outside directors” (as that term is defined under Section 162(m) of the Code), which may be designated by the Board to administer the Cash Bonus Plan. This administrative committee for the Cash Bonus Plan is referred to herein as the “Committee.” The resolution of any questions arising with respect to the Cash Bonus Plan will be determined by the Committee, and all such determinations are final and conclusive.

Amendment and termination of the Cash Bonus Plan.  The Board may terminate or revoke the Cash Bonus Plan at any time and may amend the Cash Bonus Plan from time to time. Termination, revocation or amendment of the Cash Bonus Plan, however, may not reduce the amount of a bonus payment that has been determined by the Committee to be due and payable, but has not yet been paid unless the participant consents to that change in writing. Any amendment or modification of the Cash Bonus by the Board that would increase the amount of any bonus beyond the amount determined pursuant to applicable provisions of the Cash Bonus Plan will not be effective unless that change is approved by the Committee and disclosed to and approved by the Company’s shareholders in a separate vote that takes place prior to the payment of any bonuses under such modified Cash Bonus Plan provisions. The Cash Bonus Plan may also be modified or amended by the Committee, as it deems appropriate, in order to comply with the tax rules related to deductibility of “performance-based” compensation.

Federal tax issues.  Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 to certain employees of publicly held companies (this limitation is referred to herein as the “million dollar cap”), unless the compensation comes within certain exceptions. One exception to the million dollar cap is available for “performance-based compensation”. In order for taxable compensation to be within this exception to the million dollar cap, a number of requirements must be satisfied, including the establishment of performance goals by a committee of two or more “outside” members of the Company’s Board, disclosure to the shareholders of the material terms of the performance-based bonus arrangement under which the bonus is to be paid, and approval by the shareholders of that arrangement. Additional rules apply to the ongoing administration of such an arrangement in order for compensation to qualify as performance-based.

Bonuses payable under the Cash Bonus Plan are intended to be provided only on the attainment of the performance goals established by the Compensation Committee for the year for which the bonus is paid. Assuming the Cash Bonus Plan is put into effect in accordance with its terms, is approved by the Company’s shareholders, and is administered in accordance with the provisions set forth therein, the taxable compensation payable under the Cash Bonus Plan should qualify as “performance-based compensation” that is exempt from the million dollar cap.

The Board of Directors adopted the Cash Bonus Plan as described above on December 15, 2006, effective as of January 1, 2007. Approval of the Cash Bonus Plan requires the affirmative vote of a majority of the votes cast by holders of the Company’s common stock.

The Board of Directors recommends a vote “FOR” approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan.

4.	APPROVAL OF THE COMPANY’S AMENDED AND RESTATED NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

The Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan (the “Nonqualified Stock Purchase Plan”) has been amended and restated, and subsequently amended, by the Board, subject to approval by the Company’s shareholders, to incorporate certain performance-based compensation provisions that will make purchases by certain key employees under this plan subject to the attainment of certain performance-goals that will be established from time to time, to increase the number of shares available for purchase under this plan from three million (3,000,000) to six million (6,000,000), and to provide for vesting or lapse of restrictions on Company stock purchase under the Nonqualified Stock Purchase Plan in there is a

“Hostile Change in Control” of the Company. This is intended to enhance the usefulness of the Nonqualified Stock Purchase Plan and to provide an incentive for those key employees to increase the Company’s performance and shareholder value. These changes also should cause the compensation expense attributable to purchases made under the terms of this plan fully deductible for federal tax income purposes. Purchases of Company stock by these executives under the Nonqualified Stock Purchase Plan may not be made unless and until the Nonqualified Stock Purchase Plan, as amended and restated, has been approved by the Company’s shareholders.

The design and administration of the Nonqualified Stock Purchase Plan, as amended and restated, are intended to cause taxable compensation attributable to purchases made under the special performance-based compensation provisions of that plan to be treated as “performance-based compensation”, as that term is used for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). As a consequence, the provisions of the Code which would otherwise limit the deductibility by the Company of certain executive compensation in excess of $1,000,000, should not be applicable to any compensation expense attributable to the Cash Bonus Plan.

The provisions of the Nonqualified Stock Purchase Plan, as amended and restated, are generally described below. The description of the Plan, as amended and restated, set forth herein is only a summary of the key features of the Plan, and is qualified in all respects by reference to the actual provisions of the amended and restated Plan, a copy of which is included with the Proxy Statement as Exhibit B.

Eligibility.  All employees of the Company and of the Company’s subsidiaries which are designated, at the discretion of the administrative committee for the Nonqualified Stock Purchase Plan (referred to herein as the “Committee”), as participating in the Nonqualified Stock Purchase Plan are eligible to participate in the Nonqualified Stock Purchase Plan except employees who are customarily employed for 20 hours per week or less, or who are customarily employed five months per calendar year or less. Approximately thirteen hundred (1,300) employees, including the Company’s executive officers, will be eligible to participate in the Nonqualified Stock Purchase Plan. Participation in the Nonqualified Stock Purchase Plan by those officers who are designated as participating pursuant to the performance-based compensation provisions of the Nonqualified Stock Purchase Plan will be subject to the rules and limitations of those provisions, as described below.

Shareholder approval and term of Nonqualified Stock Purchase Plan, as amended and restated.  The Nonqualified Stock Purchase Plan, as amended and restated, becomes effective as of January 1, 2007, provided it is approved by the Company’s shareholders, and will continue until the shares available for purchase are exhausted, or until it is terminated by the Board. In order for the performance-based provisions of the Nonqualified Stock Purchase Plan to continue to qualify under the tax rules related to deductibility of “performance-based” compensation, this plan may be submitted periodically for reapproval by the shareholders from time to time.

Participation, Payroll Deductions and Purchases.  Employees who are eligible to participate in the Nonqualified Stock Purchase Plan may elect to purchase shares during one-month “offering periods” established from time to time by the Committee. An employee elects to participate by delivering to the Committee a subscription agreement specifying the number of shares to be purchased for an offering period. The purchase of the shares will generally occur on the last day of the offering period, and the price for the shares purchased is the lesser of 85% of the fair market value of the shares on the first business day of the offering period or the date the shares are purchased. Under the Nonqualified Stock Purchase Plan, fair market value is generally determined by reference to reported prices of the shares when they are publicly traded, and is determined by the Committee if the shares are not publicly traded.

Each employee purchasing shares under the Nonqualified Stock Purchase Plan will be required to execute a note evidencing his or her unconditional obligation to pay the purchase price to the Company or to any subsequent holder of the note. Under the terms of the note, the purchase price for the shares will be paid by means of equal, regular payroll deductions over a period of 108 months. In the event the employee’s compensation drops below the amount required to make such payments through withholding (as a result of a leave of absence or any other reason) the employee will be personally obligated to make the payments required during that 36-month period. The payment of the purchase price under the note will be without interest. If an employee ceases to be employed by the Company or any subsidiary, the outstanding principal balance payable under his or her note, if any, is payable in full within 30 days of terminating employment. The shares purchased will be held in an account and pledged as collateral to secure repayment of the employee’s note until the note is paid in full. There is no provision for changing the manner in which payments for the shares are to be made, except that an employee may pay the outstanding balance due with respect to his or her shares at any time.

There are currently 233,285 shares (subject to adjustment upon the occurrence of certain corporate events, such as stock splits) currently remaining available for grant under the Nonqualified Employee Stock Purchase Plan, as amended and restated. Upon approval of the proposed amendment to the Plan, the shares remaining available for grant will be increased by 3,000,000.

Special rules regarding participation by certain executives under the performance-based provisions of the Nonqualified Stock Purchase Plan are explained in more detail, below.

Limits on Purchase of Shares.  In addition to the aggregate limitation on the number of shares available for purchase under the Nonqualified Stock Purchase Plan, no employee shall be permitted to purchase shares in excess of the limitation or limitations as may be imposed by the Committee from time to time. These limitations may be established on an offering period basis, or on such other basis as the Committee determines to be appropriate. Executives who are designated to participate in the Nonqualified Stock Purchase Plan pursuant to its performance-based compensation provisions, are, in addition to any other limitations generally applicable under this plan, not permitted to purchase more than one million (1,000,000) shares during any one taxable year of the Company.

Resale Restrictions.  Any shares purchased under the Nonqualified Stock Purchase Plan are restricted, and may not be sold, transferred, made subject to any lien or otherwise disposed of for a period of five years (measured from the first day of the applicable offering period). An attempt to sell, transfer, make subject to any lien or otherwise dispose of shares during the restricted period results in forfeiture to the Company on payment by the Company of the lesser of the fair market value of the shares or the purchase price paid for the shares. To the extent the shares are collateral security for any unpaid purchase price, the shares may also be taken back by the Company in satisfaction of the unpaid purchase price if there is an attempted sale during the restricted period.

Termination of Employment.  If an employee ceases to be employed by the Company or any of its subsidiaries on account of the employee’s retirement, death or disability, the employee (or, in the case of the employee’s death, the employee’s beneficiary if one has been designated or the employee’s estate otherwise) will be entitled to the shares held in the employee’s investment account maintained under the Nonqualified Stock Purchase Plan for these purposes, provided the Participant’s payment obligation with respect to such shares is satisfied. In these events, the Company’s right to repurchase during the five-year “restricted period” for the lesser of the purchase price or current fair market value will lapse with respect to such an employee’s shares. If an employee ceases to be employed by the Company or any of its subsidiaries for any reason other than retirement, disability or death, any shares purchased under the Nonqualified Stock Purchase Plan which have not been held beyond the five-year “restricted period” may be repurchased by the Company for the lesser of the fair market value of the shares or the purchase price paid for the shares. A certificate or certificates for those of the employee’s shares which are not repurchased by the Company under the terms of the Nonqualified Stock Purchase Plan will be issued as soon as practicable after the employee’s payment obligation is satisfied. In all events, the shares are also collateral security for the employee’s payment obligation with respect to the purchase and may be taken by the Company in satisfaction of that obligation following any termination of employment if the payment obligation is not otherwise satisfied.

Special Provisions Applicable in the event of a Hostile Change in Control.  As amended, the Nonqualified Stock Purchase Plan provides that, in the event there is a Hostile Change in Control, the five-year restricted period referred to above ends, so that the employee becomes fully vested in all shares purchased under the Nonqualified Stock Purchase Plan. For these purposes, a Hostile Change in Control occurs if the individuals who are continuing directors cease to constitute a majority of the Board. The term “continuing directors” means the members of the Board on January 1, 2007 and any other person who later becomes a member of the Board whose election or nomination for election is supported by two-thirds of those directors who were continuing directors.

Administration of the Nonqualified Stock Purchase Plan.  The Nonqualified Stock Purchase Plan is and will be administered by the Compensation Committee of the Board or by such other committee or committees that may be designated by the Board to administer this plan from time to time. The Compensation Committee or any other administrative committee for the Nonqualified Stock Purchase Plan is referred to herein as the “Committee.” The Committee will, in all cases, consist exclusively of two or more members of the Board who qualify both as “outside directors” (as that term is used in certain IRS regulations related to Code Section 162(m)) and as “non-employee directors” (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended). The Committee has discretionary authority to interpret the Nonqualified Stock Purchase Plan, to issue rules for administering the Nonqualified Stock Purchase Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Nonqualified Stock Purchase Plan. The Committee’s determinations, interpretations and constructions are final and conclusive. If the Committee is a committee appointed by the Board of Directors, its members will serve at the discretion of the Board of Directors.

Amendment and Termination of the Nonqualified Stock Purchase Plan.  The Board of Directors of the Company may amend the Nonqualified Stock Purchase Plan at its discretion except that an amendment which increases the maximum number of shares available for purchase under the Nonqualified Stock Purchase Plan, which materially increases the benefits accruing to employees under the Nonqualified Stock Purchase Plan, or which expands the classes of individuals who are eligible to participate in the Nonqualified Stock Purchase Plan, can only be made with shareholder approval. The Board of Directors of the Company has the right to terminate the Nonqualified Stock Purchase Plan at any time. On termination of the Nonqualified Stock Purchase Plan, shares held for employees will be transferred to a successor stock purchase plan, if there is one, or will be issued to the employees on satisfaction of all payment obligations for the shares. In addition, no amendment to the performance-based provisions of the Nonqualified Stock Purchase Plan will be effective unless approved by the Company’s shareholders except to the extent that the amendment would not (absent shareholder approval) cause these provisions to fail to qualify as creating compensation expense that is fully deductible as performance-based compensation for purposes of Code Section 162(m).

Adjustment in Case of Changes Affecting Shares.  If there is a subdivision or split of outstanding shares, payment of a stock dividend, or similar change affecting the shares, the Share limits applicable under the Plan, including the limitation on the aggregate number of shares available for purchases, will be adjusted appropriately, as may be deemed equitable by the Committee.

Special Provisions Relating to Performance-Based Compensation and Participation of Certain Executives.  These provisions apply to certain of the Company’s executive officers if their compensation is determined by the Committee to be potentially subject to certain limits on deductibility under Section 162(m) of the Code and permits the Committee to make their participation in the Plan subject to certain limitations. If these provisions apply to an executive officer, that officer’s ability to participate in an offering under the Nonqualified Stock Purchase Plan is limited in a number of ways. Specifically all of the following requirements apply and must be satisfied with respect to purchases by such an executive officer:

•	The executive officer cannot purchase more than 1,000,000 shares during the Company’s fiscal year.

•	The executive officer will only be able to purchase shares during an offering period that is established during the twelve month period following the close of a performance period and, then only if the performance goals established by the Committee for that period are met, and that performance is certified in writing by the Committee.

•	Any performance period that is established will be for a period of not more than one year, and the performance goals for that period must be established during the first 90 days or the first 25% of the performance period. The business criteria that the Committee can use for these performance goals are to be based on one or more of the following (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units and shall not necessarily require the covered employee to meet the specified performance targets himself or herself): stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of the preceding business criteria.

•	The Nonqualified Stock Purchase Plan (as restated and as described in this material) must be approved by the Company’s shareholders.

•	Any other requirements for the treatment of income recognized by reason of a purchase of shares on such Purchase Date as “performance-based compensation,” as that term is defined in Code Section 162(m), are determined by the Committee to have been satisfied.

Certain Federal Income Tax Effects of Nonqualified Stock Purchase Plan Participation.  The following discussion summarizes general principles of federal income tax law applicable to the Nonqualified Stock Purchase Plan and the shares of Common Stock acquired under the Nonqualified Stock Purchase Plan as of the date hereof.

The Nonqualified Stock Purchase Plan is not intended to qualify as a “stock purchase plan” under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). As a consequence, employees will recognize income with respect to a purchase of shares pursuant to the Nonqualified Stock Purchase Plan to the extent that the fair market value of the shares acquired exceeds the price paid for the shares. Because of the restrictions on the employees’ ability to sell the shares acquired, and the Company’s right to repurchase the shares if the employee’s service with the Company terminates prior to the end of the five-year required holding period, the determination of the income required to be recognized by a participant in the Nonqualified Stock Purchase Plan is generally not made until the lapse of those restrictions. Alternatively, if the participant files properly an election under Section 83(b) of the Code to include in income the value of the shares over the price paid for them as of the date of the purchase, the determination of the amount of income will be made immediately on the date of purchase and will be required to be included in the participant’s taxable year within which the purchase occurs.

On a sale of shares acquired under the Nonqualified Stock Purchase Plan, the employee will recognize a long or short term capital gain or loss. The holding period for these purposes commences as of the date the employee is required to treat the receipt of the shares as triggering income (either the date of purchase if the employee timely files and election under Section 83(b) of the Code, or the date the restrictions on the shares lapse, if no such election is filed). The amount of the gain or loss is measured by reference to the adjusted basis of the shares, which will generally be the fair market value of the shares as of the date the employee is required to treat their receipt as triggering income.

The purchase of shares under the Nonqualified Stock Purchase Plan may also result in continuing income recognition by participating employees attributable to the interest free payment obligation. Specifically, to the extent a loan from the Company to an employee is subject to certain below market loan provisions of the Code, the employee will be deemed to have compensation income equal to the amount of the interest that is foregone (using certain statutory presumptions concerning the appropriate interest rate) and a corresponding deduction for compensation expense that will be recognized by the employer.

Because under the terms of the Plan, shares are purchased at a discount, the income that is treated as ordinary compensation income is generally deductible by the Company. If the participant is a “covered employee” (which is the chief executive officer and the four other highest paid executive officers of the Company), that participant’s income generally will be subject to limitations on deduction by the Company under Section 162(m) of the Code if the compensation exceeds $1,000,000 in a particular fiscal year of the Company. This limitation on deductibility of compensation paid to such officers is not applicable to compensation that qualifies as “performance-based” compensation. The provisions described above regarding “performance-based” offerings applicable to those executive officers whose compensation may be subject to the limits on deductibility under Code Section 162(m) are intended to both reward those executive officers for the Company’s successful attainment of the performance goals that are established under the Nonqualified Stock Purchase Plan, and also to permit any compensation recognized by such executive officers by reason of their participation in the Nonqualified Stock Purchase Plan to be treated as “performance-based” compensation which will, therefore, be fully deductible without regard to the limits on deductibility that might otherwise apply to compensation recognized from participation in the Nonqualified Stock Purchase Plan.

The Board of Directors adopted the Amended and Restated Nonqualified Stock Purchase Plan as described above on January 30, 2007. Approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock.

The Board of Directors recommends a vote FOR approval of the Amended And Restated Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan.

5.	APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE FOR PURCHASE UNDER THE DIRECTORS STOCK PURCHASE PLAN

The Philadelphia Insurance Companies Directors Stock Purchase Plan (the “Directors Stock Purchase Plan”) has been amended by the Board, subject to approval by the Company’s shareholders, to increase the number of shares available for purchase under this plan from 75,000 to 125,000. This is intended to enhance the usefulness of the Directors Stock Purchase Plan as a continuing means to provide an incentive for the non-employee members of the Board to increase the Company’s performance and shareholder value.

The provisions of the Directors Stock Purchase Plan, as amended and restated, are generally described below.

Eligibility.  Each non-employee member of the Board is eligible to participate in the Directors Stock Purchase Plan. In order to elect to participate, the Board member files a subscription agreement with the administrative committee for the Directors Stock Purchase Plan indicating the portion of his directors fees which are to be used to acquire Company common stock. Eligibility to participate in the Directors Stock Purchase Plan ceases as of the date the Board member’s service on the Board is terminated. Currently there are seven non-employee members of the Board who are eligible to participate in the Directors Stock Purchase Plan.

Conditions and Terms of Purchases of Shares.  A participating non-employee member of the Board must indicate the portion (either as a dollar amount or a percentage of up to 100%) of his or her directors’ fees to be used to acquire shares. Shares under the Directors Stock Purchase Plan may only be acquired by the use of directors’ fees. A grant of shares is then made to a participating Board member on a monthly basis. The number of shares granted will be equal to the number of shares that could have been purchased (at a discounted purchase price equal to 85% of the shares’ fair market value as of the first or last day of the month, whichever is less) with the fees the Board member has elected to use for this purpose. Only whole shares may be acquired under the Directors Stock Purchase Plan. The fees that would have been used to acquire a fractional share are paid to the participating Board member in cash. The subscription agreement filed by a participating Board member continues from month to month unless the Board member either revokes the subscription agreement in writing or files a new subscription agreement with the Directors Stock Purchase Plan administrative committee changing his or her terms of participation. Non-employee members of the Board currently receive annual directors’ fees of $36,000, paid in equal monthly installments, plus $2,000 for each Board meeting attended and $1,500 for each committee meeting attended, except for the Chairpersons of the Nominating, Compensation and Investment Committee, who each receive $2,000 for each committee meeting attended, and the Chairperson of the Audit Committee, who receives $2,250, for each committee meeting attended. As of March 22, 2007, the closing price of a Share on the NASDAQ National Market System was $44.93.

Any shares acquired by a participating non-employee member of the Board are treated as outstanding, and the Board member is treated as owning the shares with all rights of a shareholder as of the date the shares are granted. A certificate for the shares is, however, only granted following the end of the calendar year

(except that a certificate will be issued as soon as practicable following the termination of a participating Board member’s service as a member of the Board).

In addition to any other conditions or requirements of participation in the Directors Stock Purchase Plan, each participating Board member and each grant of shares under the Directors Stock Purchase Plan will be subject to restrictions that the Directors Stock Purchase Plan administrative committee determines are required so that Plan transactions are exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended.

The Company has no obligation to repurchase any shares granted under the Directors Stock Purchase Plan.

There are currently 11,985 shares (subject to adjustment upon the occurrence of certain corporate events, such as stock splits) currently remaining available for grant under the Directors Stock Purchase Plan. Upon approval of the proposed amendment to the Plan, the shares remaining available for grant will be increased by 50,000. The shares may either be purchased specifically for purposes of the Directors Stock Purchase Plan, held in treasury or originally issued by the Company. If the total number of shares that would be purchased under the Directors Stock Purchase Plan during any particular month exceed the number of shares then available, the shares will be allocated among participating Board members in proportion to the dollar amounts specified for that month in the Board members’ subscription agreements, with the balance of the amounts that were to have been used under the Directors Stock Purchase Plan paid to the Board members in cash.

Non-transferability of Rights.  The rights of a non-employee member of the Board under the Directors Stock Purchase Plan are not transferable and are exercisable during the Board member’s lifetime only by the Board member.

Amendment and Termination of the Directors Stock Purchase Plan.  The Board has the authority to amend the Directors Stock Purchase Plan at its discretion, provided that an amendment which increases the maximum number of shares available under the Directors Stock Purchase Plan, which materially increases the benefits accruing to a participating Board member under the Directors Stock Purchase Plan, or which modifies the eligibility requirements of the Directors Stock Purchase Plan must be approved by the Company’s shareholders within twelve months before or after the amendment if such approval is required by any applicable provision of the Company’s corporate charter or bylaws, or by any applicable State or other law or by any applicable rules of any security exchange on which the Company’s shares are then listed. The Board also has the right, at its discretion, to terminate the Directors Stock Purchase Plan and all rights of participating Board members to continue to participate in the Directors Stock Purchase Plan at any time.

Securities Regulations.  The Company is authorized under the Directors Stock Purchase Plan to delay delivery of shares until the Company is satisfied all applicable requirements imposed by the governing body of the market in which the shares are traded, or under applicable provisions of federal and state laws (and any rules and regulations thereunder) have been met. The Company may also impose, if it is deemed necessary or appropriate, as a condition to the sale and/or delivery of shares or share certificates, a requirement that the participating Board member certify in writing that his or her acquisition of the shares is for investment and not with a view to distribution (this provision will not be applicable if the transaction in question is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is exempt from such registration).

Tax Aspects of the Directors Stock Purchase Plan.  Any acquisition of shares under the Directors Stock Purchase Plan should be treated as current compensation paid to the participating Board member. While the portion of the participating Board member’s fees that have been allocated for use in the acquisition of shares under the Directors Stock Purchase Plan will not be treated as taxable income to the Board member, the value of the shares actually received (determined as of the date acquired) will be taxable compensation to the Board member. Thus, if a participating member of the Board elects to use $850 of his or her directors fees to acquire shares with a fair market value of $1,000, the Board member will have to recognize $1,000 of taxable compensation income. If, as of the date of acquisition, the shares acquired have a value of $1,500, the participating Board member will have to recognize the full $1,500 as taxable compensation income.

Tax Withholding.  The Company is authorized to take whatever steps it deems appropriate in order to satisfy any tax or withholding liability that may arise in connection with the grant of shares under the Directors Stock Purchase Plan. Under current federal tax rules, no withholding is required with respect to compensation of non-employee directors.

Administration of the Directors Stock Purchase Plan.  The Directors Stock Purchase Plan will be administered by the Company’s compensation committee, unless the Board appoints another committee or itself acts as the administrative committee for the Directors Stock Purchase Plan. The Directors Stock Purchase Plan administrative committee has full discretionary authority to interpret the Directors Stock Purchase Plan, issue rules for its administration, modify or rescind such rules, and to make any other determinations necessary or appropriate for the administration of the Directors Stock Purchase Plan. All determinations, interpretations and constructions made by the committee with respect to the Directors Stock Purchase Plan are final and conclusive. The committee is also authorized to delegate ministerial functions to management of the Company.

The Board of Directors amended the Directors Stock Purchase Plan to increase the number of shares available for purchase as described above on March 14, 2007. Approval of the Directors Stock Purchase Plan requires the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock.

The Board of Directors recommends a vote FOR approval of the Amendment To The Philadelphia Insurance Companies Directors Stock Purchase Plan.

PROPOSALS OF SHAREHOLDERS

It is currently contemplated that the Company’s 2008 Annual Meeting of Shareholders will be held on May 2, 2008. Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2008 must be received by December 8, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy related to that meeting. Shareholder proposals should be directed to the President of the Company at the address of the Company set forth on the first page of this proxy statement. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company’s proxy soliciting material for the 2008 Annual Meeting of Shareholders.

A shareholder of the Company may wish to have a proposal presented at the 2008 Annual Meeting of Shareholders but not to have the proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the President of the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by February 17, 2008, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company’s 2008 Annual Meeting of Shareholders will have the right to exercise discretionary voting authority as to that proposal.

A shareholder may recommend a person as a nominee for director by writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Recommendations must be received by January 28, 2008, but not before December 29, 2007, in order for a candidate to be considered for election at the 2008 Annual Meeting. As set forth in the Company’s By-Laws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Exhibit A

THE PHILADELPHIA INSURANCE COMPANIES
2007 CASH BONUS PLAN
Effective as of January 1, 2007

1. PURPOSE

The purpose of the Plan, as adopted by the Board, subject to shareholder approval, is to provide performance-based cash bonus compensation for key executives based on the attainment of one or more performance goals or targets that are related to the financial success of the Company, and that are established from time to time by the Committee, as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

2. DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

(a) “Board” or “Board of Directors” shall mean the board of directors of the Company.

(b) “Bonus Base” shall mean a percentage of a Participant’s base salary in effect for the Plan Year that may be any percentage between zero percent (0%) and one hundred percent (100%). For these purposes, the Participant’s base salary for the Plan Year shall be the Participant’s actual annual base salary, unless otherwise specified by the Committee when establishing the Maximum Percentage Schedule for the Plan Year.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee established by the Board, in any case consisting exclusively of two or more Outside Directors, to act as the Committee with respect to the Plan, or such other committee as may be appointed by the Board of Directors to act as the Committee with respect to the Plan.

(e) “Company” shall mean Philadelphia Consolidated Holding Corp., a Pennsylvania corporation, and any successor thereto, and shall also, except as otherwise required by the context, include any other affiliated employer whose employees are designated by the Committee as a Participant in the Plan.

(f) “Covered Employee” means an employee who is a “covered employee” as that term is defined in Code Section 162(m) and regulations promulgated thereunder.

(g) “Designated Beneficiary” shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant’s death. In the event no person is specified by the Participant, the Participant’s estate shall be deemed to be the Designated Beneficiary.

(h) “Effective Date” shall mean January 1, 2007.

(i) “Outside Director” shall mean a member of the Board of Directors who is treated as an “outside director” for purposes of Code Section 162(m).

(j) “Maximum Percentage” shall mean the percentage determined by reference to the Maximum Percentage Schedule established for each Plan Year by the Committee, which percentage may not exceed two hundred percent (200%).

(k) “Maximum Percentage Schedule” shall mean the schedule pursuant to which a determination of the Participant’s Maximum Percentage is determined, based on the extent to which the performance goal or goals set forth therein have been achieved during the Plan Year, which schedule can be varied on a Participant by Participant basis, all as established at the discretion of the Committee.

(l) “Participant” shall mean those executives the Committee determines are or are reasonably likely to be Covered Employees and who are designated by the Committee to participate in the Plan from time to time.

(m) “Performance-Based Bonus” shall mean the cash bonus payable to a Participant under Section 6(a).

(n) “Performance Based Compensation Rules” shall mean those provisions of Code Section 162(m) and regulations promulgated thereunder that provide the rules pursuant to which compensation that is paid to executives on the basis of performance is exempt from the limitations on deductibility applicable to certain compensation paid to executives in excess of $1,000,000.

(o) “Plan” shall mean The Philadelphia Insurance Companies 2007 Cash Bonus Plan.

(p) “Plan Year” shall mean the taxable year of the Company.

3. PARTICIPATION

Those key executives as may be designated by the Committee to participate in the Plan from time to time are the participants in the Plan. Participants under the Plan for each Plan Year shall be specified no later than the time the Maximum Percentage Schedule (as described in Section 6(a) below) is established by the Committee, and may be set forth as part of that Schedule.

4. TERM OF PLAN

Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of the Effective Date, and shall continue until terminated by the Board of Directors.

Notwithstanding the foregoing, the Plan shall only continue in effect to the extent bonus payments may be characterized as “performance-based compensation” under the Performance Based Compensation Rules. Such Rules require, among other things, that material features of the Plan be periodically disclosed to the Company’s shareholders, and that the continuation of the Plan be subject to the approval of the Company’s shareholders.

5. BONUS ENTITLEMENT

A Participant shall be entitled to receive a bonus with respect to a Plan Year in accordance with the provisions of Section 6 of the Plan only after certification in writing by the Committee that the performance goals, consistent with the provisions of Section 6, and as set forth in the Maximum Percentage Schedule applicable for such Plan Year, have been satisfied. The bonus payment with respect to a Plan Year shall be payable to the Participant in the next Plan Year on or before March 15th of such next Plan Year; provided, however, that no bonus payment shall be made to any Participant who is not employed by the Company as of the date of such payment. Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.

6. DETERMINATION OF PERFORMANCE-BASED COMPENSATION BONUS

(a) Performance-Based Bonus.  Each Participant, or the Designated Beneficiary of a deceased Participant, may be entitled to a bonus with respect to such Plan Years as are determined by the Committee that is equal to the “Maximum Percentage” of the Bonus Base, determined by reference to the Maximum Percentage Schedule in effect for the Plan Year; provided, however, that any bonus payment may be reduced or eliminated at the discretion of the Committee, as provided in Section 6(d) below.

(b) Performance Goals.  The Maximum Percentage is the percentage derived from the Maximum Percentage Schedule established for each Plan Year by the Committee and set forth on that Plan Year’s Maximum Percentage Schedule, which shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units): stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of the preceding business criteria. In addition, the Committee may utilize as an additional performance measure (to the extent consistent with the Performance Based Compensation Rules) the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility; provided, however, that the measurement of the Company’s or a participant’s achievement of any of such goals must be objectively determinable and shall be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which the Maximum Percentage Schedule for the Plan Year is established. In all cases, the Committee shall establish the Maximum Percentage Schedule for each Plan Year no later than 90 days after the beginning of the Plan Year and shall endeavor to establish such Maximum Percentage Schedule in a manner that is consistent with the Performance Based Compensation Rules. In the event an Maximum Percentage Schedule is not established with respect to one or more Participants for a Plan Year, the Maximum Percentage Schedule for the prior Plan Year shall be treated as the Maximum Percentage Schedule for such Participant(s) for the current Plan Year.

(c) Maximum Permissible Performance-Based Bonus.  Notwithstanding anything contained in the Plan to the contrary, no Participant shall be entitled to a Performance-Based Bonus with respect to any Plan Year in excess of $2,000,000 or two times the Participant’s base compensation, whichever is less.

(d) Committee Discretion.  Notwithstanding the determination of a Participant’s bonus or bonuses under the provisions of this Section 6 (without regard to this Section 6(d)), the Committee may, at its sole discretion and at any time prior to the time a particular bonus is paid, reduce the amount of or totally eliminate any such bonus or bonuses to the extent the Committee determines that such reduction or elimination is appropriate under such facts and circumstances as the Committee deems relevant. In no event shall the Committee have the authority to increase the amount of any Participant’s bonus or bonuses as determined under the provisions of the Plan and taking into account the Maximum Percentage Schedule as initially established for a Plan Year and the terms and conditions initially established with respect to a Transaction Bonus.

7. COMMITTEE

(a) Powers.  The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Indemnity.  No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the

Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

(c) Compensation and Expenses.  Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

(d) Participant Information.  The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

(e) Inspection of Documents.  The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

8. EFFECTIVE DATE, TERMINATION AND AMENDMENT

(a) Effective Date of Participation in Plan.  Subject to shareholder and Committee approval of the Plan, the Plan shall be effective as of the Effective Date, and Participants who have been designated by the Committee as eligible for bonuses with respect to the Plan Year that commenced as of the Effective Date shall participate in the Plan pursuant to the terms of the Maximum Percentage Schedule as applicable to each such Participant.

(b) Amendment and Termination of the Plan.  The Plan may be terminated or revoked by the Board at any time and amended by the Board from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that has been determined by the Committee to be due and payable, but has not yet been paid; and provided further that no modification to the Plan that would increase the amount of any bonus payable hereunder beyond the amount determined pursuant to Section 6 of the Plan shall be effective without (i) approval by the Committee, (ii) disclosure to the shareholders of the Company of such modification, and (iii) approval of such modification by the shareholders of the Company in a separate vote that takes place prior to the payment of any bonuses under such modified Plan provisions. The Plan may also be modified or amended by the Committee, as it deems appropriate, in order to comply with the Performance Based Compensation Rules.

9. MISCELLANEOUS PROVISIONS

(a) Unsecured Creditor Status.  A Participant entitled to a bonus payment hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

(b) Other Company Plans.  It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(c) Separability.  If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(d) Continued Employment.  Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

(e) Incapacity.  If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(f) Jurisdiction.  The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

(g) Withholding.  The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

(h) Interpretation.  The Plan is intended to pay compensation only on the attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.

Exhibit B

PHILADELPHIA INSURANCE COMPANIES

NONQUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(AMENDED AND RESTATED, EFFECTIVE AS OF JANUARY 1, 2007, WITH
PERFORMANCE-BASED COMPENSATION PROVISIONS)

1. Purpose.

(a) The purpose of the Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan, as herein restated (the “Plan”), is to assist Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the “Company”), and its Subsidiaries in recruiting and retaining the employment of employees by offering them a greater stake in the Company’s success and a closer identity with it, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success by providing employees a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through periodic offerings. The Plan is also intended to provide that no Eligible Employees who are Covered Employees shall be entitled to make purchases hereunder unless and until certain performance-based compensation requirements have been satisfied, and shall then only be permitted to make purchases within the limits imposed on purchases by such Covered Employees, all as set forth in the Plan.

(b) The Plan is not intended to comply with the provisions of Section 423 of the Code (as hereinafter defined).

(c) No purchases shall be permitted under the Plan unless and until the Plan has been approved by the Company’s shareholders.

2. Definitions. For purposes of the Plan:

(a) “Agent” means the person or persons appointed by the Board in accordance with Section 3(d).

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and regulations promulgated thereunder.

(d) “Committee” means the committee described in Section 3.

(e) “Covered Employee” means an Eligible Employee who is a “covered employee” as that term is defined in Code Section 162(m); provided, however, that for purposes of Section 23 of the Plan, the Committee shall identify those Eligible Employees who are to be treated as Covered Employees with respect to each performance period established pursuant to Section 23 on or before the date the performance target or targets for such performance period shall have been established. Any Eligible Employee who is a “covered employee” for purposes of Code Section 162(m), but who is not so designated as a Covered Employee for a particular performance period shall be entitled to participate in the Plan on the same terms as any other Eligible Employee.

(f) “Disability” means a condition such that an Eligible Employee retires from employment with the Company or its Subsidiaries and qualifies for disability benefits on account of “total disability” under the applicable provisions of the Company’s long term disability plan then in effect, or, if no such plan is then in effect, “Disability” means a condition such that an Eligible Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(g) “Eligible Employee” means an employee of the Company or a Subsidiary who is described in Section 4.

(h) “Employer” means the Company or a Subsidiary for whom an Eligible Employee is performing services at the time the Eligible Employee becomes a Participant.

(i) “Fair Market Value” on any date means the closing price for Shares as reported on the NASDAQ National Market, or as reported on such other stock exchange, wherever the Shares may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then Fair Market Value of a Share shall mean the average between the closing bid and asked prices for Shares on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used. If the Committee determines, in its discretion, that such valuation does not accurately reflect the value of the Shares, or if Shares are not publicly traded, the Fair Market Value of a Share shall be determined by the Committee.

(j) “Investment Account” means the account established for a Participant pursuant to Section 8(b) to hold Shares acquired for a Participant pursuant to the Plan.

(k) “NASDAQ” means the National Association of Security Dealers, Inc. Automated Quotations System.

(l) “Offering Period” means each one month period designated at the discretion of the Committee as an Offering Period.

(m) “Participant” means an Eligible Employee who makes an election to participate in the Plan in accordance with Section 5, as well as any former employee to the extent such former employee has any Shares held for his or her benefit in an Investment Account.

(n) “Plan Year” means the 12 month period commencing each September 1 and ending on the subsequent August 31.

(o) “Purchase Date” means the last business day of each Offering Period.

(p) “Purchase Price” means the lesser of 85% of the Fair Market Value of a Share on (i) the first business day of the Offering Period or (ii) the Purchase Date.

(q) “Restricted Period” means the five year period described in Section 6(e).

(r) “Share” or “Shares” means a share or shares of common stock, no par value, of the Company.

(s) “Subscription Agreement” means the agreement, in a form established by the Committee, between the Participant and the Employer pursuant to which the Participant agrees to purchase Shares pursuant to the Plan.

(t) “Subsidiary” means any corporation that, at the time in question, is a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code (any references in the Plan to statutory or regulatory Sections or Rules shall be deemed to include a reference to any successors to such Sections or Rules).

3. Administration of the Plan. The Plan shall be administered by the Company’s compensation committee, or by such other committee or committees as may be designated by the Board, as determined from time to time at the discretion of the Board. The compensation committee of the Company or any other committee designated to administer the Plan by the Board are all referred to herein as the “Committee.” Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. Notwithstanding anything to the contrary in this Section 3, the Committee shall always consist solely of two or more members of the Board who qualify as both (i) “outside directors”, as that term is defined in Code

Section 162(m), and (ii) “non-employee directors,” as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

(b) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3(b) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(c) Indemnification. Service on the Committee shall constitute, for purposes of rights to indemnification from the Company, service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

(d) Agent. The Committee may engage an agent (the “Agent”) to purchase Shares on each Purchase Date and to perform custodial and recordkeeping functions for the Plan, such as holding record title to the Participants’ Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic status reports to such Participants.

(e) Delegation. The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

4. Eligibility. All employees of the Company, and its Subsidiaries, shall be eligible to participate in the Plan as of the first day of an Offering Period, provided each of such employees:

(a) is customarily employed for more than 20 hours per week; and

(b) is customarily employed more than five months per calendar year.

5. Election to Participate.

(a) Initial Subscription Agreements. Each Eligible Employee may become a Participant by filing with the Committee a Subscription Agreement specifying the number of Shares to be purchased during an Offering Period.

(b) Subsequent Subscription Agreements. In order to participate in the Plan for any subsequent Offering Period, an Eligible Employee must file with the Committee a new Subscription Agreement specifying the number of Shares to be purchased during such Offering Period.

(c) The time and manner for filing any Subscription Agreement required under this Section 5 to participate in the Plan, and rules regarding when a Subscription Agreement, once filed, may be revoked, shall be established by the Committee.

6. Conditions and Terms of Purchases of Shares.

(a) The number of Shares that are to be purchased under a Subscription Agreement shall not exceed the limitations established pursuant to Section 7.

(b) Except as otherwise provided in the Plan, any Eligible Employee purchasing Shares under the Plan shall, at the time of such purchase, sign a note to the order of the Company in such form as the Committee may approve, for the Purchase Price of such Shares. The terms of the note shall provide for payment of the Purchase Price by means of equal, regular payroll deductions over a period of 108 months (without interest, except as specified below), commencing as of the first day of the month following the end of the Offering Period; provided however that, in the event the Eligible Employee terminates his or her employment with the Company or a Subsidiary at any time prior to the payment in full of the Purchase Price, the entire remaining amount payable under such note shall become payable in full within 30 days of the date of such termination of employment. In the event such remaining amount is not paid in full within 30 days of such termination of employment, the remaining amount payable shall accrue interest at the lesser of three (3) percentage points over the prime rate as quoted in the Money Rates section of the Wall Street Journal or any successor thereto (of, if such Prime Rate is not so quoted, the prime rate shall be that of any such bank as shall be selected by the Committee), or the highest rate permitted by law. A Participant may pay the outstanding balance due under his or her note with respect to the Purchase Price of Shares under the Plan at any time. If, at any time, an Eligible Employee’s compensation drops below the amount required to make any payments required under the note, or under any subsequent extension of the note, through regular payroll deductions (as a result of a leave of absence or any other reason), such Eligible Employee shall continue to be personally obligated to make the monthly payments required under the note, with such payments to be made directly by the Eligible Employee to the Company. Notwithstanding the foregoing, if any applicable securities law or regulation prohibits the Company from loaning funds to any particular Eligible Employee, such Eligible Employee must pay the purchase price for the Shares issued to such Eligible Employee in full as of the time of the issuance of the Shares.

(c) Until such time as the Purchase Price is paid in full, the Shares purchased under the Plan may not be sold, transferred or otherwise disposed of, and shall be pledged by the Eligible Employee and held by the Company as collateral securing such payment obligation. In the event an Eligible Employee fails to comply with the terms for payment of the Purchase Price set forth above, the Company shall have the right to repurchase that number of Shares as is required to satisfy the outstanding balance due with respect to the Purchase Price (such number of Shares being determined by reference to the Fair Market Value as of the repurchase date, with the repurchase price paid by means of an offset against the Eligible Employee’s obligation to repay the balance due relating to such amounts which are owed under the Note), and the Eligible Employee shall have no further rights with respect to such Shares.

(d) In the alternative, on a termination of employment by an Eligible Employee who has a remaining balance payable with respect to any note for Shares purchased under the Plan, the Company shall have the right to repurchase any Shares that are held in an Investment Account for such Eligible Employee as follows: The Company shall repurchase Shares which have not been held beyond the Restricted Period applicable to such Shares, paying (i) the lesser of the Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares, minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. The amount payable by the Company pursuant such repurchase shall be retained as an offset against amounts owed to the Company under the terms of the Eligible Employee’s note. If, after the repurchase of such Shares, any amounts are still owed to the Company under the terms of such note, the Company shall have the further right to repurchase at Fair Market Value (determined as of such repurchase date) Shares which have been held beyond the Restricted Period applicable to such Shares. The amounts payable by the Company pursuant to such repurchase of additional Shares shall also be retained by the Company as an offset against the Eligible Employee’s obligations under the note. Once the Eligible Employee’s payment obligation under the note has been satisfied through such set-offs as described above, certificates for the

Shares remaining in such Eligible Employee’s Investment Account, if any, shall be distributed to such Eligible Employee.

(e) Any Shares purchased pursuant to the Plan shall be restricted for a period of five years, measured from the first day of the relevant Offering Period (the “Restricted Period”). Any attempt to sell, transfer, make subject to any lien, or otherwise dispose of such Shares prior to the end of the Restricted Period (except a transfer on death pursuant to the provisions of Section 13(a)) shall be null and void, and the Company shall have the right to repurchase from such Eligible Employee such Shares by payment to the Eligible Employee of an amount equal to (i) the lesser of the Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. All certificates for Shares shall be legended so as to indicate the restrictions on sales of such Shares under the Plan.

(f) Notwithstanding anything to the contrary herein, as a condition to participate in the Plan, each Eligible Employee agrees not to, and shall be prohibited from, filing an election under Section 83(b) of the Code to include in gross income attributable to participation in the Plan. This Section 6(f) shall not be applicable to any Eligible Employee who is an “officer” as defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.

7. Limit on Purchase of Shares. The Committee may set such limitations on the number of Shares available for purchase during any one Offering Period as it determines to be appropriate from time to time, at its sole discretion.

8. Method of Purchase and Investment Accounts.

(a) Exercise of Option for Shares. Except as otherwise provided in the Plan, each Participant having elected to participate in the Plan pursuant to a properly filed Subscription Agreement consistent with the provisions of Section 5 shall be deemed, without any further action, to have exercised on the Purchase Date applicable to such Subscription Agreement, the right to purchase the number of Shares specified in the Subscription Agreement consistent with the terms for such purchase set forth in the Plan.

(b) All Shares so purchased shall, until both the Restricted Period applicable to such Shares has passed and the Participant’s payment obligation for such Shares is satisfied, be held in a separate Investment Account established for each Participant. All Shares held in such Investment Accounts shall be security with respect to the Participant’s payment obligation for such Shares under the terms of such Participant’s Subscription Agreement until payment in full of such obligation.

(c) Dividends or Other Distributions on Shares Held in Investment Accounts. All cash dividends or other distributions paid with respect to Shares at any time the Participant has an unpaid payment obligation for such Shares shall be retained by the Company and treated as additional amounts paid with respect to such payment obligation. Cash dividends or other distributions paid with respect to Shares after the payment obligation for such Shares has been satisfied shall be paid to the Participant.

(d) Adjustment of Shares on Application of Share Limits. If the total number of Shares that would be purchased pursuant to properly filed Subscription Agreements for a particular Offering Period exceeds the number of Shares then available for purchase under the Plan, either as to that Offering Period, or by reason of the limitation on the aggregate number of Shares available under the Plan, then the number of available Shares shall be allocated among the Participants filing Subscription Agreements for such Offering Period pro-rata on the basis of the number of Shares set forth in each such Subscription Agreement. The payment obligation for each such Subscription Agreement shall be deemed modified to take into account the purchase of a number of Shares that is less than the number specified in the Subscription Agreement.

9. Shares Subject to Plan. The aggregate maximum number of Shares that may be issued pursuant to the Plan is six million (6,000,000), subject to adjustment as provided in Section 17 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

10. Distribution of Certificates. Each Participant shall receive a certificate or certificates for those Shares held in an Investment Account for the benefit of such Participant as soon as practicable following the end of the Restricted Period applicable to such Shares, provided the payment obligation with respect to such Shares has been fully satisfied.

11. Registration of Certificates. Each certificate withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant’s Subscription Agreement, in the Participant’s name jointly with a member of the Participant’s family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant’s name as tenant in common or as community property with a member of the Participant’s family without right of survivorship.

12. Voting. All Shares held in an Investment Account shall be voted as directed by the record owner thereof.

13. Retirement, Death or Other Termination of Employment.

(a) In the event of a Participant’s termination on account of retirement at any time after reaching the age of 50, death or Disability, the Participant, or in the event of the Participant’s death, the Participant’s beneficiary, if one has been designated, or the Participant’s estate, as the case may be, shall be entitled to the Shares held in the Participant’s Investment Account provided the Participant’s payment obligation with respect to such Shares is satisfied. The Restricted Period shall cease to be applicable to the Shares of a Participant whose termination of employment is described in this Section 13(a). The Participant, or the Participant’s beneficiary or estate, as the case may be, shall be issued a certificate or certificates for such Shares as soon as practicable after the payment obligation is satisfied. Whether a Participant’s termination of employment is by reason of “retirement” shall be determined at the discretion of the Committee.

(b) In the event of a Participant’s termination of employment for any reason other than a termination of employment described in Section 13(a), the Participant shall be entitled to the Shares which have been held beyond the Restricted Period applicable to such Shares, provided the Participant’s payment obligation with respect to such Shares is satisfied. With respect to those Shares for which the Restricted Period has not passed, the Company shall have the right, but not the obligation, to repurchase any such Shares for (i) the lesser of Fair Market Value (determined as of the repurchase date) or the Purchase Price of such Shares minus (ii) any unpaid balance of the note from the Eligible Employee to the Company issued in connection with the purchase of such Shares. If the Company does not so elect to repurchase such Shares, the Participant shall be entitled to such Shares provided the Participant’s payment obligation with respect to such Shares is satisfied. The Participant shall be issued a certificate or certificates for any Shares to which the Participant is entitled as soon as practicable after the payment obligation is satisfied.

(c) In the event the Participant, or the Participant’s beneficiary or estate, as the case may be, fails to satisfy the remaining payment obligation with respect to any Shares, such payment obligation shall be satisfied by the Company by means of the repurchase of Shares held in the Participant’s Investment Account consistent with the provisions for repurchase of Shares set forth in Section 6(d) above, provided, however, that in the case of a repurchase of Shares following the retirement, death or Disability of a Participant, all such repurchases shall be at Fair Market Value (determined as of the repurchase date).

14. Rights Not Transferable. Except as permitted under Section 13, rights under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant.

15. No Right to Continued Employment. Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of such Participant.

16. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose.

17. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or split of outstanding Shares, or the payment of a stock dividend, the Share limits set forth in Sections 9 and 23 shall be adjusted proportionately, and such other adjustments (including adjustments to the determination of the purchase price) shall be made as may be deemed equitable by the Committee.

18. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend the Plan in such manner as it may deem advisable; provided, however, that any amendment which (i) increases the maximum number of shares available for purchase under the Plan, which materially increases the benefits accruing to employees under the Plan, or which expands the classes of individuals who are eligible to participate in the Plan or require approval of the Company’s shareholders under the applicable rules of NASDAQ or such other stock exchange in which the Shares are listed, shall not be effective except on the approval of the Company’s shareholders. Notwithstanding anything to the contrary herein, any amendment to Section 23 shall be subject to approval of the Company’s shareholders except to the extent that such amendment is determined will, if made without shareholder approval, not cause income attributable to participation in the Plan pursuant to Section 23 to fail to qualify as performance-based compensation for purposes of Code Section 162(m).

19. Termination of the Plan. The Plan and all rights of Eligible Employees under any offering hereunder shall terminate at such time as the Board of Directors, at its discretion, determines to terminate the Plan. Upon termination of this Plan, any Shares held in Investment Accounts for Participants shall be carried forward into the Participant’s Investment Account under a successor plan, if any, or, if there is no successor plan, certificates for such Shares shall be forwarded to the Participant upon satisfaction of all payment obligations for such Shares and the expiration of the applicable Restricted Period relating to such Shares.

20. Governmental Regulations.

(a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

(b) The Company (or a Subsidiary) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

21. Section 16 Restrictions for Officers and Directors. Notwithstanding any other provision of the Plan, each officer (for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and director of the Company shall be subject to such restrictions as are required so that transactions under the Plan by such officer or director shall be exempt from Section 16(b) of the Exchange Act.

22. Repurchase of Shares. The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

23. Special Performance-Based Compensation Provisions. Notwithstanding anything to the contrary set forth in the Plan, the provisions of this Section 23 shall be applicable to and shall limit the participation in the Plan by each Participant who is or who is determined by the Committee to be reasonably likely to be treated as a Covered Employee for the taxable year of the Company that includes any Purchase Date hereunder.

(a) No Covered Employee shall be eligible to purchase more than one million (1,000,000) Shares during any one taxable year of the Company, subject to adjustment as set forth in Section 17 of the Plan.

(b) A Covered Employee shall only be eligible to purchase Shares on Purchase Dates occurring during the twelve month period following the end of a performance period and, then only if all of the following requirements are satisfied:

(i) The Committee shall establish a performance period, consisting of a period of not more than one year;

(ii) The Committee shall have established one or more performance targets applicable to such performance period, which performance targets shall be based on one or more of the following business criteria (which may be determined for these purposes either by reference to the Company as a whole or by reference to any one or more of its subsidiaries, operating divisions or other operating units and shall not necessarily require the Covered Employee to meet the specified performance targets himself or herself): stock price, market share, gross sales, gross revenue, net revenues, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variation or combination of the preceding business criteria; and, provided further, that such performance target or targets shall have been established during the first 90 days from the beginning of such performance period, or during the first twenty-five percent (25%) of such performance period, whichever is the shorter period;

(iii) The Committee shall have certified in writing that the performance target or targets applicable to such performance period have been met (such written certification may be in any form which meets the requirements of Section 162(m) of the Code);

(iv) The Plan, as restated herein, shall have been appropriately disclosed to and approved by the Company’s shareholders in a manner consistent with the shareholder approval requirements applicable to the performance-based compensation exception to the Code Section 162(m) limitations on deductibility of certain compensation paid to Covered Employees; and

(v) Any other requirements for the treatment of income recognized by reason of a purchase of Shares on such Purchase Date as “performance-based compensation,” as that term is defined in Code Section 162(m), are determined by the Committee to have been satisfied.

ANNUAL MEETING OF SHAREHOLDERS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.
April 27, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.
Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.
							☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Aminta Hawkins Breaux
		¡	Michael J. Cascio
☐	WITHHOLD AUTHORITY	¡	Elizabeth H. Gemmill
	FOR ALL NOMINEES	¡	James J. Maguire		3.	Approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan.	☐	☐	☐
		¡	James J. Maguire, Jr.
☐	FOR ALL EXCEPT (See Instructions below)	¡	Michael J. Morris
		¡	Shaun F. O’Malley		4.	Approval of the amendment and restatement of the Philadelphia Insurance Companies Non-Qualified Employee Stock Purchase Plan.	☐	☐	☐
		¡	Donald A. Pizer
		¡	Ronald R. Rock
		¡	Sean S. Sweeney		5.	Approval of an amendment to the Directors Stock Purchase Plan to increase the number of shares subject to purchase under the Plan from 75,000 shares to 125,000 shares.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.

The undersigned shareholder hereby appoints James J. Maguire, Jr. and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, April 27, 2007 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.
The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company’s Proxy Statement dated April 2, 2007. Proxies will be voted as instructed.
If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable or will not serve); for the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; for the approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan; for the approval of the amendment and restatement of Philadelphia Insurance Companies Non-Qualified Employee Stock Purchase Plan; and for the approval of an amendment to the Directors Stock Purchase Plan to increase the number of shares subject to purchase under the plan from 75,000 shares to 125,000 shares.
By execution of this proxy, the undersigned shareholder confers upon the above-appointed proxies the discretionary authority to vote upon any other matters which may properly come before the meeting.
The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 2, 2007, and the Company’s 2006 Annual Report to Shareholders.

(Continued and to be signed on reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.
April 27, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.
Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.
							☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Aminta Hawkins Breaux
		¡	Michael J. Cascio
☐	WITHHOLD AUTHORITY	¡	Elizabeth H. Gemmill
	FOR ALL NOMINEES	¡	James J. Maguire		3.	Approval of the Philadelphia Insurance Companies 2007 Cash Bonus Plan.	☐	☐	☐
		¡	James J. Maguire, Jr.
☐	FOR ALL EXCEPT (See Instructions below)	¡	Michael J. Morris
		¡	Shaun F. O’Malley		4.	Approval of the amendment and restatement of the Philadelphia Insurance Companies Non-Qualified Employee Stock Purchase Plan.	☐	☐	☐
		¡	Donald A. Pizer
		¡	Ronald R. Rock
		¡	Sean S. Sweeney		5.	Approval of an amendment to the Directors Stock Purchase Plan to increase the number of shares subject to purchase under the Plan from 75,000 shares to 125,000 shares.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.